                                                               EXHIBIT 10(XX)


                              SINGKAMAS AGUNG LTD.

                              ACQUISITION AGREEMENT

Whereas this Acquisition Agreement (AA) is made and entered into on this 26th day of January 1997, by and between:

1. SINGKAMAS AGUNG LTD. (hereinafter referred to as "SINGKAMAS"), a corporation organized under the laws of the Bahamas and having representative offices in Singapore. Singkamas is represented in this transaction by William Chan (Chan); and,

2. KALIMANTAN RESOURCES LTD. (hereinafter referred to as "KALIMANTAN"), a corporation organized under the laws of the Commonwealth of the British Virgin Islands, and having registered offices in the Commonwealth of the British Virgin Islands. Kalimantan is a wholly owned subsidiary of Nevada Manhattan Mining Inc. which has a representative office at 5038 North Parkway Calabasas, Suite 100, Calabasas, CA 91302. Kalimantan is represented in the AA by Christopher Michael (CDM) and Jeffrey Kramer
         (JK).

Singkamas and Kalimantan are hereinafter referred to the "PARTIES" to this AA.


                                   WITNESSETH

I.       CONTRACTUAL TRANSACTIONS

Whereas Singkamas controls potential gold mining concessions as well as potential coal mining concessions (hereinafter referred to as the "CONCESSIONS") in West and East Kalimantan, Indonesia:

         GUNUNG SILOBAT (SINGKAWANG) CONCESSION

         Whereas Singkamas and Kalimantan entered into a "Participation Agreement" dated 21 December 1996 for the exploration and exploitation of the Gunung Silobat Concession, also referred to in the Participation Agreement as the Singkawang Concession, which is located in the Singkawang Region of West Kalimantan, Indonesia. As delineated in the Agreement (which is attached herewith as EXHIBIT I), Singkamas introduced, evaluated, secured, and recommended the Gunung Silobat Concession as well as other potential concessions within this Singkawang gold district to Kalimantan for which consideration will be outlined and described in this Agreement.

         Following Singkamas' efforts to introduce, secure, and recommend the Gunung Silobat Concession and others to Kalimantan, Kalimantan through its local Indonesian nominee company which it controls (hereinafter referred to as "PT DUTA SENA RAHAYU")-acquired the rights to the government mining authorizations held by PT Kajiwahidah Mandiri (hereinafter referred to as "KAJIWAHIDAH") for the exploration and exploitation of the 62-hectare Gunung Silobat Concession and, potentially, the immediate surrounding areas by expanding the current exploitation license. At the time of the signing of the "Transfer Agreement" dated 21 December 1996 between Kajiwahidah and PT Duta, Kajiwahidah controlled several valid government licenses, one known as a Kuasa Pertamabangan Expoitasi (KPE) for the exploration and exploitation of gold metals on the Gunung Silobat Concession, and another license known as a Kuasa Pertambangan Pengangkutan Dan Penjualan for the transport and sale of gold from the Concession. Furthermore, Kajiwahidah represented that it could expand its exploitation licenses to include 62 hectares. For any new areas of land beyond those delineated above, Kajiwahidah agreed to use its best efforts to obtain additional concession, either through blocking land at the Dept. of Mines and Energy or by seeking cooperations and/or acquisitions of other KPEs. In any event, Singkamas is prepared to use its best abilities to assist Kalimantan/Duta in achieving its objectives for expanding its concession. As described in the Transfer Agreement, Kajiwahidah agreed to transfer its' 100% interest and/or it's effective control in the Gunung Silobat Concession to Duta as well as its' rights to the Government Licenses for the exploration, exploitation, transport, and sale of gold minerals on the Concession.

         As part of the development, exploration/exploitation, and further investigation/exploration of the Concession, the Parties have already initiated a site survey in December 1996 and sample testing (via test pits) of the Concession and surrounding areas. The survey team which traveled to the Concession consisted of members of Kalimantan's executive board, professional geologists from Indonesia, and an expert consultant from Behre Dolbear & Co. which is an internationally renown mining consulting company. Although the surveys were important, the results from the laboratories indicate that the Concession does reside within a gold mineralization zone and that its' potential value is great (See Geologists/Laboratory Reports in EXHIBIT II). Because of the outstanding potential for gold reserves in the Singkawang Region and, especially, for the surrounding land/hills contiguous with the Gunung

         Silobat Concession, Singkamas will continue to introduce, evaluate, secure, and recommend additional concessions to Kalimantan and/or Duta. The Parties already believe that they have identified potential gold mining concessions which are contiguous with Gunung Silobat and can expand their rights to explore and exploit gold metals within this Singkawang Region from 62 hectares up to approximately 15,000 hectares and beyond.


         THREE (3) COAL CONCESSIONS

         Whereas Singkamas has completed the acquisition of three (3) potential coal mining concessions (hereinafter referred to as the "Concessions") which reside in a widely recognized coal mineralization zone in East Kalimantan. These Concessions consist of approximately 280,000 hectares (or 700,000) acres. Concession I consists of approximately 109,900 hectares; Concession II consists of approximately 104,700 hectares; and Concession III consists of approximately 71,420 hectares.

         Singkamas negotiated the acquisition of these 3 concessions in December 1996 and executed the written agreements on January 7, 1997 through a series of "Development Agreements" between Singkamas and the PT Andhika Group of Companies (hereinafter referred to as "ANDHIKA"). The Development Agreements and all relevant data in respect of concession information and government filings and licenses/approvals are attached herewith in EXHIBIT III. Per Andhika's official government filings with the Dept. of Mines & Energy, the 3 coal concessions are to be developed, explored and, later, exploited under the Contract of Work ("COW") scheme.

Under the terms of the Development Agreements with Singkamas, it was agreed between the Parties that Andhika would be responsible for obtaining all necessary government licenses and, most importantly, the COW, for the development, exploration, and exploitation of coal from the 3 concessions; furthermore, Andhika would seek all necessary government licenses related to the transport and sale of coal produced from the Concessions. Under the terms of the Development Agreements, Singkamas would receive a 77.5% participation and interest in each of the 3 coal mining concessions and would provide certain development funding and other mining and management expertise. The specific terms of funding as well as consideration which is to be paid to Andhika is accurately described in the Development Agreements which are attached herewith in Exhibit III. The Parties agreed that Singkamas would be entitled to appoint a third party (such as Kalimantan and/or its' local Indonesian nominee company) to accept a transfer of the COWs and other relevant government licenses in respect of the 3 coal mining concessions.

The Parties agree that any additional information, points of agreement, and/or amendments in respect of the Gunung Silobat Concession and the 3 Coal Concessions will be attached to this Acquisition Agreement as ADDENDUMS.

In the event that Andhika is unable to perform the required obligations and responsibilities with respect to government licenses and, in particular, the COWs, Kalimantan/Nevada (with the assistance of Singkamas as necessary) has a first right to step in with respect to any and all title issues, and to cure or effect as needed. This may adjust required payments for said properties at the sole expense of sellers.

Whereas KALIMANTAN is a wholly-owned subsidiary company of Nevada Manhattan Mining Inc. (hereinafter referred to as "NEVADA") which currently operates gold mining concessions in the state of Nevada. Kalimantan has the desire, interest, and ability to acquire and finance the exploration, development and exploitation of the Gunung Silobat/Singkawang Concession, and the Three (3) Coal Concessions (hereinafter referred to as the "TRANSACTIONS"). Kalimantan/Nevada has already begun its' due diligence process to verify the values on the Concessions.


II.      CONSIDERATION FOR THE TRANSACTION

Under the terms of this Acquisition Agreement for the gold and coal concessions, the Parties agree on the following for the development, exploration, and exploitation of the Concessions:

         Whereas Singkamas will merge 51% control and interest in each of the Concessions in to Kalimantan for the following terms, conditions, and consideration:

         1. Kalimantan's parent company, Nevada, will issue common shares of Nevada's Common Stock to Singkamas on the following basis:

                           Four Million (4,000,000) Shares of Nevada's Common Stock will be issued to Singkamas: Two Hundred Thousand (200,000) shares of which will be issued with Piggy-back registration rights upon the signing of this AA as a signing bonus; and the balance of Three Million Eight Hundred Thousand (3,800,000) shares of Common Stock to be issued upon an independent economic valuation of the Properties commensurate with industry standards to no less than USD$40,000,000 or like value. Twenty-five percent (25%) of the 3.8 million shares referenced above will have Piggy-back registration rights.

         2. Cash payment(s) of approximately USD$6,000,000, commensurate with Singkamas' obligations per its Development Agreements with Andhika, which is to be finalized and paid at a date to be determined by the Parties, will be assumed by Kalimantan/Nevada, after the results from the gold and coal concessions are completed by Kalimantan/Nevada in the above referenced economic valuations. Any additional cash payments are to be discussed at a later date as necessary.

         3.       Exploration Program & Board Representation

                  (a) Kalimantan must commence exploration on the Concessions within 6 months but not later than 12 months from the execution of this AA.

                  (b) Singkamas will be entitled to Board representation of Nevada's Board of Directors.

         4.       Default Provisions

                  (a) Kalimantan/Nevada, Christopher Michaels & Jeffrey Kramer shall be deemed "key men" to this transaction; and any change in corporate management without the express written consent of Singkamas shall be deemed a default and the gold and coal concessions shall revert back to Singkamas at no cost.

                  (b) In the event that Kalimantan/Nevada is unable to complete the development of any of the above concessions, it is mutually agreed by the Parties that its interests shall be prorated under some mutually agreed formula.

         5. Singkamas reserves the right to substitute or add other gold or coal mining concessions or like potential value with the approval of Kalimantan/Nevada.

         6. Voting Trust: Singkamas will vote its shares in favor of management as long as CDM and JK are executives of Kalimantan/Nevada.

         7. All exploration, operating, and budgetary costs to effectuate the Company's due diligence and development of the Concessions will be 100% undertaken by Kalimantan and/or Nevada and will be fully recoupable prior to any distribution of profits.

         8. It is understood that this agreement and all compensation agreed hereto by both parties above holds true throughout any and all Kalimantan subsidiaries and spin-off public companies that may arise through any corporate structure reorganization.

         9. Singkamas will use its best efforts and good faith to fully cooperate with Kalimantan/Nevada to succeed, especially in Indonesia.

         10.      Other Consideration(s)

                  a) Kalimantan/Nevada will have a first right of refusal to acquire Singkamas' 26.5% interest in these gold and coal concessions at terms to be mutually agreed upon by the Parties.

                  b) Kalimantan/Nevada will have a first right of refusal to acquire any additional concessions or properties which Singkamas may make available or control.

The execution of this AA is legal and binding on all Parties, and this Agreement is ratified by the Board of Directors of both corporations.

Executed in South Hampton, Bermuda on this 26th day of January 1997 by:

                                   SIGNATORIES

Nevada Manhattan Mining, Inc. and

Kalimantan Resources Ltd.                        Singkamas Agung Ltd.



/s/                                              /s/
Name:  Christopher Michaels                      Name:  William Chan
Title:  Chairman/CEO                             Title:  President Director


/s/                                              /s/
Name:  Jeffrey Kramer                            Name:  Graham Mawer
Title:  President                                Title:  Asst. Food & Beverage
                                                                   Manager

                   EXHIBIT I: PARTICIPATION AGREEMENT BETWEEN

                            KALIMANTAN AND SINGKAMAS

                             PARTICIPATION AGREEMENT

         This PARTICIPATION AGREEMENT (this "Agreement") is made and entered into as of the 21st day of December 1996 by and between:

KALIMANTAN RESOURCES, LTD., a corporation duly organized and validly existing under the laws of the British Virgin Islands (hereinafter referred to as "Kalimantan"); and

SINGKAMAS AGUNG LTD., a limited liability company duly organized and validly existing under the laws of the Bahamas (hereinafter referred to as "Singkamas").

Kalimantan and Singakamas are also hereinafter referred to as the "Parties".

                                   WITNESSETH

WHEREAS, Singkamas has evaluated, secured and recommended and introduced PT Duta Sena Rahayu to the opportunity to acquire all of the mining authorizations ("Kuasa Pertambangan" or "KP") and interest currently held by PT Kajiwahidah Mandiri in respect of an area of West Kalimantan Indonesia registered as KP DU 480/Kalbar (which mining authorizations are hereinafter referred to as the "KP's");

WHEREAS, the shareholders of PT Duta Sena Rahayu have entered into a Cooperation Agreement of even date herewith whereby, for certain agreed consideration, they have agreed to hold the shares of PT Duta Sena Rahayu for the benefit of Kalimantan;

WHEREAS, in consideration of the effort devoted by Singkamas to create the opportunity for the acquisition of the KP's by PT Duta Sena Rahayu, Kalimantan has agreed to grant Singkamas a participation in the commercial benefits derived by Kalimantan in respect of the KP's as set forth more fully herein;

NOW, THEREFORE, the Parties hereto do hereby agree as follows:

1.       SCOPE OF PARTICIPATION

         Kalimantan agrees that it shall grant to Singkamas a participation in the net profits to be derived from the exploitation of the mining areas described in the KP's and/or other equity participation, in a percentage and on detailed terms and conditions to be determined later in good faith.

2.       SINGKAMAS CONSULTATION RIGHTS

         Kalimantan hereby undertakes that it shall not make any transfer, either directly or indirectly, of any legal or beneficial interest it may have in the KP's and/or in PT Duta Sena Rahayu, or make any assignment for security purposes or otherwise of such interest, without the prior written consent of Singkamas which shall not be unreasonably withheld.

3.       LOSS SHARING

         In the even that the project described herein results in a loss requiring additional capital or financial assistance from Kalimantan, Singkamas agrees to share such loss on a pro rata basis in proportion to the participation percentage agreed to pursuant to section 1 of this Agreement.

4.       GOVERNING LAW

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, United States of America, without reference to its rules concerning choice of law.

IN WITNESS WHEREOF, the Parties hereto do hereby agree as follows:

KALIMANTAN RESOURCES LTD.                    SINGKAMAS AGUNG LTD.




By:  /s/                                     by:  /s/
Name:                                        Name:
Title:                                       Title:

                       EXHIBIT II: GEOLOGISTS' REPORT FOR

                                 GUNUNG SILOBAT

                    PETROLOGY OBSERVATION IN THE VICINITY OF
                       THE MOUNT SILOBAT OF GOLD PROSPECT
                         AREA, SINGKAWANG WEST KALMANTAN

                    ----------------------------------------


Based on the previous investigation and core drilling data, as well as the recent observation in the vicinity of Mount Silobat can be stated that the types of rock occupying this area generally consist of metasediment of shale and slate intruded by igneous rock of quartz diorite which is partly younger, and belong to the upper cretaceous and followed by hydrothermal processes effecting the host rock of quartz diorite. It * indicated by the presence of supergene and hypogene alteration distributed throughout this area. Supergene alteration is locally present at and near the surface and its intensity gradually decreases to down. It there gives way to hypogene alteration or is separated by a zone of fresh rock from active hypogene alteration at still greater depth.


CHARACTERISTIC OF SUPERGENE AND HYPOGENE ALTERATIONS

The supergene alteration in this area is characteristic by clayey materials and silica mixed with the hydrated iron oxides. The hydrated iron oxides possibly result from alteration of accessory magnetite. No sulphate mineral has been found among the supergene minerals produced by down-ward-percolating sulphuric acid solution. It indicated by the absence of sulphide ferro minerals, such as pyrite.

The product of supergene alteration can be classified as laterite soil which is distributed and almost cover the whole area, with thickness possibly more than 6 metres. It can be predicted from the one of escarpment near the Pool. A having a height about of 6 metres. the lower part of the supergene alteration possibly occupied by supergene enrichment zone which commonly has a breccia texture with fragments of slightly fresh quartz diorite and metasediment of slate, and it cementing materials commonly consist of iron rich bearing clayey materials, fine grained quartz and feldspar. The ore minerals trapped in this zone are generally secondary copper sulphides, such as; azurite and malachite with a pervasive goethite and jarosite assemblage. It indicates the possible former presence of chalcopyrite, possibly as an interstitial mineral.

The underlying of supergene enrichment is commonly appeared a hypogene alteration zone consisting of argillic, phyllic, propylitic, and potassic alterations subsequently. In this area, the indication of potassic alteration has not been encountered yet. So that, the temperature of hydrothermal solution commonly does not exceed 240 degrees C (A. Steiner, 1977). A relatively small increase in temperature above 230 degrees C is thus significant factor controlling the stability of Na-Ca plagioclase and also the formation of epidote.


PETROGRAPHY AND MINERAGRAPHY SUMMARY

LATERITIC ZONE

This zone almost occupies the whole prospect area with more than 6 metres thick.

Petrographycally, the type of materials consist of iron rich bearing clayey materials with yellowish to reddish brown in colour; fine grained quartz, feldspar, magnetite, ilmenite, limonite and frequently also consist of rock fragments of strongly weathered quartz diorite, metasediment and secondary quartz of chalcedony containing reddish brown iron oxides, as well as containing predominantly fine to coarse grained gold. It can be carly after panning processes.

SUPERGENE ENRICHMENT ZONE

Indication of the presence possibly the supergene enrichment zone is observed from the one of sample composed of secondary quartz associated with ore materials, such as; pyrite, chalcopyrite, fine grained gold as inclusion in pyrite, illite, and malachite, as well as azurite showing greenish and bluish in colour. The second both minerals belong to secondary copper sulphides (Sample. Das.1). The copper deposit enrichment probably can be expected in this zone, and grade content of gold possibly slightly decrease.

ARGILLIC ZONE

The argillic zone can be predicted from the sample no. DAS.5. The type of rock is quart diorite composed of plagioclase which is partly altered and replaced by clay materials, and also ferromagnesian minerals consisting of hornblends and biotite are partly altered and replaced by chlorite and isotropic Fe-Ti oxides. This alteration belong to low alteration and the intensity of alteration can be classified into partial or medium alteration due to partly altered primary constituents, The ore minerals present as pyrite. The formation temperature of above hydrothermal minerals possibly ranged between < 100 degrees C to 150 degrees C (Gregg.j.Corbett at.allergy, 1995),

PHYLLIC ZONE

The phyllic zone is characterized by the sample (DAS,2; DAS.6) of quartz diorite having a high intensity due to the primary constituents of plagioclase and ferromagnesian minerals (hornblende and biotite) completely altered and replaced by hydrothermal minerals, such as; interlayered illite-smectite, illite, well crystalline fine grained mica (sericite), coarse crystalline white mica, and chlorite, Fe-Ti oxides. The both later minerals are the product of altered ferromagnesian minerals. Based on the sequence of above altered minerals, possibly can be predicted that the hydrothermal solution temperature effecting this host rock has a large range temperature from 150 degrees C to maximum of 250 degrees C (Gregg.j.Corbett and Terry Leach, 1995).

PROPYLITIC ZONE

The evidence showing the propylitic alteration can be observed from the sample (DAS.4) composed of secondary quartz as quartz vein, micaceous clay minerals which are further enriched in interlayered illite, fine grained calcite, chlorite and epidote. These minerals possibly derived from altered plagioclose and ferromagnesias minerals. The ore minerals occur in this sample is mainly pyrite, less chalcopyrite and very fine grained gold as inclusion in pyrite. The formation temperature of above hydrothermal minerals, mainly epidote is ranged from 220 degrees c -230 degrees C and commonly does not exceed 240 degrees C (A. Steiner, 1977). Thus, the porpilitic zone occurred in between or overlapping with phyllic zone having maximum temperature of about 250 degrees C, possibly close to the potassic zone which is not encountered at the surface manifestation.

     To ensure the sequence of alteration zone, the author proposes to be drilled at the location close to the Test.Pit no:2; in between Test.Pit 5 and 7; no.8; no.6; in between Test.Pit 10 and 11; no 18 and no.15 (7 drill holes) with average depth of about 200 metres. Thus, total depth is about 1500 metres.

[MAP]

Profile sketch of an inferredevolution of the Quartz Diorite pluton affected by hydrothermal alteration associated with god deposit in the Silobat prospect area, Singkawany, West - Kalimantan.

                             MINERALOGICAL ANALYSIS


EQUIPMENT

- Electronic balance with sensitivity of 10-5 gram.

- Frantz Isodynamic.

- Heavy liquid with specific gravity of more than 3.8.

- Small plastic bag.

- Brush.

- Drying oven.


METHOD OF ANALYSIS

- Each concentrate sample should be dried in drying oven, in order to get the samples free from the water content.

- Each sample is weighed and separated into magnetic and non magnetic fractions using Frantz Isodynamic.

- Each fraction is weighed to get the weight procentage either to the concentrate or the original sample (before panning).

- Gold grains will be easily separated.

- Each fraction is ready to describe under the binocular microscope, after separating using the heavy liquid.


MINERALOGICAL ANALYSIS

Each fraction mainly non magnetic minerals describe under the microscope by means of counting the total grains of identified minerals and multifid with their specific gravity to get the weight procentage to the concentrate and to the original sample. Thus, the weight of each fraction be easily counted.

The result of mineralogical are closed.

From the 19 Test.Pit consist of 12 Test.Pit with grade content of gold ranged
30.375 gr/ton to 261.400 gr/ton and 4 Test,Pit have grade range 0.288 gr/ton to
6.0990 gr/ton and 3 Test.Pit are barren or possibly trace.

                    MINERALOGICAL ANALYSIS OF PAN CONCENTRATE
                    OF THE TEST PIT SAMPLES FROM THE SILOBAT
                   PROSPECT AREA, SINGKAWANG, WEST KALIMANTAN
                       PREPARED BY : KARDANA HARDJADINATA

ems      Test pit   Depth                  Weight of    weight of Pan                     Weight identified mineral (gr)
                                           Sample       concentrate
           No         m
                                            (kg)
                                                        Weight of         Weight of        Magnetite    Ilmenite         Limonite
                                                        Magnetic           Non
                                                        Mineral           Magnetic
                                                         (gr)             mineral
 1        2          3                      4             5                 6                 7            8                 9
1.       SL. 01     0.0-10                 5.0          0.4948            0.6682           0.4848       0.0234           0.0354
                    1.0-2.0                3.0          0.3970            0.5952           0.3970       0.0208           0.0315
                    2.0-3.0                1.7          0.3842            0.71169          0.3842       0.0773           0.0702
                    3.0-3.5                1.6          0.4296            0.5490           0.4296       0.0176           0.0269

2.       SL. 02     0.0-10                 2.0          0.3862            0.4736           0.3862       0.0587           0.0706
                    1.0-2.0                1.7          0.3843            0.4482           0.3862       0.0021           0.0157
                    2.0-3.0                1.3          0.4109            0.7261           0.4109       0.0378           0.2614
                    3.0-4.0                1.5          0.3367            0.6766           0.3367       0.0622           0.3112
                    4.0-4.5                1.5          0.4170            1.5626           0.4170       0.1594           0.6766

3.       SL. 03     0.0-10                 3.0          0.4650            1.5980           0.4650       0.1998           0.5993
                    1.0-2.0                1.8          0.4447            3.0720           0.4447       0.8942           1.9040
                    2.0-3.0                1.7          0.4500            1.8891           0.4500       0.1054           1.6155
                    3.0-4.0                2.0          0.4492            1.3845           0.4492       0.0982           1.1680

4.       SL. 04     0.0-10                 1.9          2.0889            0.1888           2.0889       0.0138           0.0276
                    1.0-2.0                1.7          2.1095            0.2279           2.1095       0.0080           0.0239
                    2.0-3.0                2.2          3.5243            0.1451           3.5243       0.0136           0.0044
                    3.0-4.0                2.2          7.8145            0.3360           7.8145       0.0276           0.0091
                    4.0-4.5                1.9          2.0886            1.3845           2.0886       0.0117           0.0011

5.       SL. 05     0.0-10                 2.1          0.1216            1.5572           0.1216       0.4858           0.2912
                    1.0-2.0                2.1          0.0776            0.4591           0.0773       0.0437           0.1377
                    greater than 2.0       2.1          0.0096            0.1508           0.0096       0.0042           0.0016

                                      Weight of
ems      Test pit   Depth              Sample        Quartz        Feldspar         Pyrite           Gold              Gold
                                                                                                    Contents
           No         m                (kg)                                                         (gr/ton)





 1        2          3                   4          10             11               12             13                 14
1.       SL. 01     0.0-10              5.0         0.2359         0.0788           0.0009           0.2939           58.7800
                    1.0-2.0             3.0         0.2101         0.0702           -                0.2626           87.5333
                    2.0-3.0             1.7         0.4317         0.0938           -                0.0430           25.2941
                    3.0-3.5             1.6         0.0447         0.0146           -                0.4452           278.2500

2.       SL. 02     0.0-10              2.0         0.1094         0.0393           -                0.1956           97.8000
                    1.0-2.0             1.7         0.0015         0.0013           -                0.4276           251.5294
                    2.0-3.0             1.3         0.0319         0.0378           -                0.3572           274.7692
                    3.0-4.0             1.5         0.0832         0.0625           -                0.1575           105.0000
                    4.0-4.5             1.5         0.1922         0.1438           -                0.3906           260.4000

3.       SL. 03     0.0-10              3.0         0.3996         0.3897           -                0.0096           3.2000
                    1.0-2.0             1.8         0.1458         0.1277           -                0.0003           0.1667
                    2.0-3.0             1.7         0.0942         0.0740           -                -                -
                    3.0-4.0             2.0         0.0751         0.0432           -                -                -

4.       SL. 04     0.0-10              1.9         0.0415         0.0208           -                0.0851           44.7895
                    1.0-2.0             1.7         0.0479         0.0203           -                0.1278           75.1765
                    2.0-3.0             2.2         0.0302         0.0061           -                0.0908           41.2727
                    3.0-4.0             2.2         0.0551         0.0124           -                0.2318           105.3636
                    4.0-4.5             1.9         0.0075         0.0018           -                0.1666           87.6842

5.       SL. 05     0.0-10              2.1         0.6478         0.1231           -                0.0093           4.4286
                    1.0-2.0             2.1         0.0597         0.0367           -                0.1813           86.3333
                    greater than 2.0    2.1         0.0042         0.0016           -                0.1293           69.6500

1       2          3                          4        5         6         7          8          9
6.      SL. 06     00.-10                     2.0      0.335     0.3243    0.0335     0.0221     0.0012
                   1.0-2.0                    2.0      0.4501    0.6795    0.4501     0.0325     0.0020
                   2.0-3.0                    2.0      0.4544    0.5972    0.4544     0.0102     0.0045
                   3.0-4.0                    2.0      0.3715    0.3398    0.3715     0.0054     0.0023
                   greater than 40            2.0      0.4485    0.9440    0.4485     0.0902     0.0043

7.      SL. 07     0.0-0.5                    2.0      3.3081    0.4749    3.3081     0.0069     0.0194
                   05.5-1.5                   2.0      2.3043    0.1259    2.3043     0.0214     0.0022
                   1.5-2.5                    2.0      2.7146    0.1205    2.7146     0.0105     0.0048
                   greater than 2.5           2.0      3.3528    0.7626    3.3528     0.0201     0.0009

8.      SL. 08     0.25-1.25                  2.0      0.0343    0.7280    0.0343     0.1042     0.0114
                   1.25-2.25                  2.0      0.0319    1.6885    0.0319     0.8430     0.0142
                   2.25-3.25                  2.0      0.3964    1.5698    0.3964     0.4321     0.0201
                   greater than 3.25          2.0      0.4066    1.1799    0.4066     0.5431     0.0290

9.      SL. 09     0.0-10                     2.0      1.5859    0.2211    1.5859     0.1020     0.0104
                   1.0-2.0                    2.0      2.1004    0.3300    2.1004     0.1542     0.0226
                   2.0-3.0                    2.0      1.5434    0.2154    1.5434     0.0964     0.0482
                   greater than 3.0           2.0      1.4402    0.2336    1.4402     0.0102     0.0092

10.     SL. 10     0.0-10                     2.0      0.4643    0.9839    0.4643     0.6230     0.0502
                   1.0-2.0                    2.0      0.0548    1.5171    0.0548     0.9843     0.0320
                   2.0-3.0                    2.0      0.0682    1.6546    0.0682     0.9578     0.2340
                   greater than 30.0-10       2.0      0.9314    0.6035    0.9314     0.2983     01530
                   1.0-2.0

11.     SL. 11     2.0-3.0                    2.0      2.6405    0.2272    2.6405     0.2012     0.0052
                   greater than 3.0           2.0      2.6553    0.1219    2.6553     0.0942     0.0080
                   .0                         2.0      5.8222    0.4176    5.8222     0.1832     0.0280
                                              2.0      6.9779    0.4710    6.9779     0.1908     0.210

12.     SL. 12     0.0-10                     2.0      0.1344    1.1514    0.1344     0.1201     0.7832
                   1.0-2.0                    2.0      0.1017    0.1673    0.1017     0.0533     0.0784
                   2.0-3.0                    2.0      0.1182    0.6428    0.1182     0.2104     0.2938
                   greater than 3.0           2.0      0.0648    0.2095    0.0648     0.1203     0.0209

13.     SL. 13     0.0-10                     2.0      0.2001    0.1387    0.2001     0.1028     0.0058
                   1.0-2.0                    2.0      0.0723    0.2834    0.0723     0.1215     0.0016
                   2.0-3.0                    2.0      0.0832    0.1590    0.0832     0.1138     0.0311
                   greater than 3.0           2.0      0.0695    0.0577    0.0695     0.1010     0.0078

1       2          3                      4          10             11             12            13            14
6.      SL. 06     00.-10                 2.0        0.0145         0.0023         -             0.2842        142.1000
                   1.0-2.0                2.0        0.0195         0.0015         -             0.640         312.000
                   2.0-3.0                2.0        0.0110         0.0010         -             0.5703        285.1500
                   3.0-4.0                2.0        0.0101         0.0010         -             0.3210        160.5000
                   greater than 40        2.0        0.0201         0.0049         -             0.8145        407.2500

7.      SL. 07     0.0-0.5                2.0        0.4201         0.0385         -             -             -
                   05.5-1.5               2.0        0.0148         0.0030         -             0.0845        42.2500
                   1.5-2.5                2.0        0.0112         0.0022         -             0.0918        45.9000
                   greater than 2.5       2.0        0.0390         0.0008         -             0.7018        350.9000

8.      SL. 08     0.25-1.25              2.0        0.5104         0.1020         -             -             -
                   1.25-2.25              2.0        0.4501         0.1870         -             -             97.1000
                   2.25-3.25              2.0        0.8102         0.1172         -             0.0482        85.1000
                   greater than 3.25      2.0        0.2986         0.1047         -             0.1948        102.2500

9.      SL. 09     0.0-10                 2.0        0.0985         0.0102         -             -             -
                   1.0-2.0                2.0        0.1012         0.0520         -             -             -
                   2.0-3.0                2.0        0.0120         0.0106         -             -             24.1000
                   greater than 3.0       2.0        0.146          0.0050         -             -             97.4000

10.     SL. 10     0.0-10                 2.0        0.2904         0.0203         -             -             -
                   1.0-2.0                2.0        0.3908         0.1100         -             -             -
                   2.0-3.0                2.0        0.3601         0.1027         -             -             -
                   greater than 30.0-10   2.0        0.1201         0.0321         -             -             -
                   1.0-2.0

11.     SL. 11     2.0-3.0                2.0        0.0185         0.0018         0.0004        -             -
                   greater than 3.0       2.0        0.0386         0.0010         0.0001        -             -
                   .0                     2.0        0.2012         0.0050         0.0002        -             -
                                          2.0        0.2501         0.0090         0.0001        -             -

12.     SL. 12     0.0-10                 2.0        0.2173         0.0308         -             -             -
                   1.0-2.0                2.0        0.0301         0.0048         -             -             -
                   2.0-3.0                2.0        0.0986         0.0400         -             -             -
                   greater than 3.0       2.0        0.0520         0.0140         -             0.0023        1.1500

13.     SL. 13     0.0-10                 2.0        0.0287         0.0012         0.0002        -             -
                   1.0-2.0                2.0        0.0710         0.0093         -             -             -
                   2.0-3.0                2.0        0.0128         0.0012         0.0801        -             -
                   greater than 3.0       2.0        0.0002         -              -             0.0487        24.3500

1       2           3                          4        5         6          7         8          9
14.     SL. 14      0.0-10                     2.0      0.1202    0.6190     0.1202    0.2830     0.1248
                    1.0-2.0                    2.0      0.0878    0.6274     0.0878    0.1485     0.3218
                    2.0-3.0                    2.0      0.0745    0.9391     0.0745    0.1512     0.6152
                    3.0-4.0                    2.0      0.0759    1.6227     0.0759    0.1920     1.1503
                    greater than 4.0           2.0      0.0862    0.4985     0.0862    0.1012     0.3201

15.     SL. 15      0.0-10                     2.0      2.0595    0.5193     2.0595    -          0.0015
                    1.0-2.0                    2.0      2.4674    0.8257     2.4674    0.4321     0.0074
                    2.0-3.0                    2.0      0.5547    0.2668     0.5547    0.1832     0.0129
                    greater than 3.0           2.0      0.2721    0.1228     0.2721    -          -

16.     SL. 16      0.0-10                     2.0      0.2993    0.0431     0.2993    0.0102     0.0098
                    1.02-2.0                   2.0      1.0106    0.5073     1.0106    0.0328     0.0210
                    2.0-3.0                    2.0      1.5477    0.1004     1.5477    0.0098     0.0085
                    greater than 3.0           2.0      2.0107    0.0723     2.0107    0.0021     0.0012

17.     SL. 17      0.0-10                     2.0      2.8179    0.1205     2.8179    0.0183     0.0039
                    1.0-2.0                    2.0      1.5055    0.1028     1.5055    0.0210     0.0019
                    2.0-3.0                    2.0      1.9556    0.0771     1.9556    0.0098     0.0020
                    3.0-3.5                    2.0      2.1690    0.1658     2.1690    0.0231     0.0078
                    greater than 3.5           2.0      1.6509    0.2003     1.6509    0.0208     0.0094

18.     SL. 18      0.0-10                     2.0      0.8541    0.1186     0.8541    0.0010     0.0009
                    1.0-2.0                    2.0      1.4178    0.1489     1.4178    0.0001     0.0001
                    2.0-3.0                    2.0      2.945     0.2398     2.8945    0.0001     0.0001
                    greater than 3.0           2.0      2.5780    0.0941     2.5780    0.0029     0.0042

19.     SL. 19      0.0-10                     2.0      0.1807    0.1923     0.1807    0.0942     0.0120
                    1.0-2.0                    2.0      0.0704    0.1545     0.0704    0.0120     0.0098
                    greater than 2.0           2.0      0.1128    0.3408     0.1128    0.0142     0.0164

1       2           3                     4          10             11             12            13             14
14.     SL. 14      0.0-10                2.0        0.1305         0.0806         0.0001        -              -
                    1.0-2.0               2.0        0.1103         0.0468         -             -              -
                    2.0-3.0               2.0        0.1521         0.206          -             -              -
                    3.0-4.0               2.0        0.2108         0.0696         -             -              -
                    greater than 4.0      2.0        0.0612         0.0160         -             -              -

15.     SL. 15      0.0-10                2.0        0.4818         0.0359         0.0001        -              -
                    1.0-2.0               2.0        0.3546         0.0287         0.0015        0.0016         0.8000
                    2.0-3.0               2.0        0.0521         0.0114         -             0.0072         3.6000
                    greater than 3.0      2.0        0.1038         0.0088         -             0.0102         5.1000

16.     SL. 16      0.0-10                2.0        0.0192         0.0038         0.0001        -              -
                    1.02-2.0              2.0        0.0498         0.0096         -             0.3941         197.0500
                    2.0-3.0               2.0        0.0165         0.0017         -             0.0639         31.9500
                    greater than 3.0      2.0        0.0085         0.0007         -             0.0598         29.9000

17.     SL. 17      0.0-10                2.0        0.0074         0.0013         0.0002        0.0894         44.7000
                    1.0-2.0               2.0        0.0147         0.0050         0.0001        0.0601         30.0500
                    2.0-3.0               2.0        0.0138         0.0013         -             0.0502         25.1000
                    3.0-3.5               2.0        0.0194         0.0052         -             0.1103         55.1500
                    greater than 3.5      2.0        0.0236         0.0064         -             0.1401         70.0500

18.     SL. 18      0.0-10                2.0        0.0003         -              -             0.1164         58.2000
                    1.0-2.0               2.0        -              -              -             0.1487         74.3500
                    2.0-3.0               2.0        -              -              -             0.2396         119.8000
                    greater than 3.0      2.0        0.0009         0.0001         -             0.0860         43.0000

19.     SL. 19      0.0-10                2.0        0.0294         0.0082         -             0.0485         24.2500
                    1.0-2.0               2.0        0.0096         0.0016         -             0.1209         60.4500
                    greater than 2.0      2.0        0.0495         0.0106         -             0.2501         125.0500

                   AVERAGE OF GOLD CONTENT
SL. O1  :112.464                            SL. 10  :BARREN
SL. 02  :247.375                            SL. 11  :BARREN
SL. 03  :0.842                              SL. 12  :0.288
SL. 04  :70.857                             SL. 13  :6.088
SL. 05  :53.471                             SL. 14  :BARREN
SL. 06  :261.400                            SL. 15  :2.375
SL. 07  :109.763                            SL. 16  :64.725
SL. 08  :71.113                             SL. 17  :45.010
SL. 09  :30.375                             SL. 18  :73.838
                                            SL. 19  :69.917

[PHOTO]

1). Mikrophotograph of Sample Das. 1, composed of secondary quartz (1-5/A-E;1-6/C-I) associated with ore minerals, such as pyrite (1B/10-11/A-B); chalcopyrite (in between illite) and fine grained gold as inclusion in pyrite (1B) and secondary copper supphides of malachite (6B) and a zurite (6 C) Cross nicol

[PHOTO]

2). MIkrophotograph of the sample DAS. 5, which is existed possibly in the urgillic zone characterized by portly altered plagioclase and replaced by clay materials (10-13/A-I) and also hornblende and bictite are commonly alterased and replaced by chlorite and Fe-Ti-oxides (3-4/E-G). The type of rock is altered quartz diorite - Crossnicol

[PHOTO]

3). Mirophotograph of the sample DAS 2 consisting of altered plagioclase minerals and replaced by hydrothermal minerals such as : interlayered illite-smectite-illite and will crystalline fine grained sericite. It feromagnesias minerals are also altered and completely replaced by chlorite and Fe-Ti oxides (3-4/D-#). This rock possibly occurred in the low rank of phyllic alteration. Cross nicol.

[PHOTO]

4). Mikrophotograph of the sample DAS. 6 of altered quartz diorite with a high rank alteration (advanced phyllic alteration). Characterized by will developed of white mica (muscovite) (1-3/F-
         I) illite and chlorite as the result alteration from ferro magnesian minerals (hornblende and biotite) (11-13/C-G). Cross nicol.

[PHOTO]

5). Mikrophotograph of the sample DAS. 4 Consisting of hydrothermal quartz; fine grained calcite, chlorite and epidoe, as well as ore minerals, such as : pyrite, chelcopyrite and very fine grained gold. This rock possibly occurred in prophylitic zone. Cross nicol

[PHOTO]

6). Mikrophotograph of slate composed of fine grained illite, quartz and feldspar shoring a gold lamination. No. alteration at all. Cross nicol

[PHOTO]

7).      Mikrophotograph of a fresh quartz diorite composed of plagioclase (An38
         - An52); quartz, hornblende, biotite less K-feldspar and magnetite or ilminite - Cross nicol.

                                   EXHIBIT II

                        GEOLOGICAL REPORT OF THE PROPERTY

                            G. SILUBAT GOLD PROSPECT

                           KALIMANTAN BARAT, INDONESIA



                                                                   L. WHITEHOUSE
                                                             May ]977.

2.  INTRODUCTION

2.1.  Previous Work

The Gunung Silubat area forms part of what was known as the Chinese district of Western Borneo (Kalimantan Barat), encompassing the sub-districts of Sambas, Bengkajang, Pamangkat, Singkawang and mempawah. Consequently it has been subjected to much exploitation by the Chinese since the 1800's. Understandly no records of production have been kept due to tax evasion.

From 1935 until the beginning of World War II in 1940, a Dutch company, N.V. Silobat Mijnbouw MIJ. worked the alluvials adjacent to G. Silubat utilising hand labour, hoes and wooden troughs. During this period the amount of gold dug was
63.3 Kg. The three areas worked are now lagoons 1 - 3; 28 acres, 11-1/2 acres and 19 acres in area respectively. In 1968, P.T. Silubat obtained the concession over G. Silubat and began preparations to empty the lagoons as well as hand auger drill many of the adjacent alluvial areas to confirm gold values previously recorded by the geologist working for the previous Dutch company, E. Peters, utilising bangka drills. However, because of the communist insurgency problems in nearby Barawak, in 1969, the Laksus PagKopKamtib closed the area to everyone and during the uprising, all machinery, houses etc. along with all reports and plans were destroyed.

In 1971 the area was reopened but because of smashed machinery, lack of funds etc. P.T. Silubat could not continue their previous work. In 1975, Exploration Mining Concession D.U. 305 was awarded to Wahidah Trading and Mining Co. the present K.P. holders.

2.2. Location and Access

G. Silubat (109 metres elevation a.s.l.) is located at Longitude 1 degree 1' N and Latitude 109 degrees 12' E in the sub-district of Sambas, Kalimantan Barat. Though only 25 miles due east of the coast, it is separated by densely timbered swampy lowlands. From Pontianak (daily flights from Jakarta), the prospect can be reached in one day and involves a 3 hour road journey (bitumenised high speed road in very good condition) via Mempawah, Singkawang and Pemangkat to Semparuk, thence a 6 hour (more or less depending on type of outboard motor and prow used) journey firstly up to the Sungai Sebangkaw (good for vessels to 50 tons) then approximately 10 kms. up to the narrow vegetation clogged S. Bakun (good for prows less than 1 ton, and subject to periods of low river levels). The G. Silubat area consists of a series of ridges and spurs stemming from G. Silubat over an area 2 km. by 1 km., covered with rubber trees and light rainforest and surrounded by swampy lowlands. Although there is a small kampong in the area, whose source of income is harvesting rubber, it cannot be relied upon for labour (too lazy) or food supplies.

It seems feasible to be able to construct a bulldozer tract to G. Silubat from Buduk, 5 kms. away following low rises above the swampy plains and from there, upgrading a disused road from Sebakoawan (10 kms. away).

The only other feasible way to bring in heavy machinery would be to dredge the S, Bakun (10 kms. length). Note - in 1968 a 1-1/2 ton jeep was brought to G. Silubat by clearing the vegetation from the banks of this creek. it is anticipated that it would take 100 labourers one month to be able to reclear this creek to be able to repeat such a feat.

2.3. Present Survey

The writer along with Moksin Lele, the project officer for Wahidah Trading and Mining Co. and three labourers arrived at the site on Sunday 24th April and spent the next 6 days doing ridge and spur traverses, geologic mapping at a scale of 1:5,000 and digging numerous pits to bedrock. A total of 21 rock chip and 7 stream sediment samples were collected and submitted for assay. Difficulties were encountered with a corrupt army official at G. Silubat and due to the labour having to return before the Election Day, the survey was hurriedly finished on Sunday 1st May. The writer arrived back in Jakarta on Monday 2nd May.

2.4. Land Tenure

D.U. 305/KALBAR is held by Decree of the Directorate General of General Mining No. 1696/Sk-DJ/DDP 342/pertamb/1975 and was granted to Fa. Wahidah Trading and Mining Co. on 13/10/75, valid for 3 years and application made for Gold, Silver and its associated metals.

3. GEOLOGY

3.1. Rock Types

         3.1.1.  Siltsonte

         Where unaltered, this unit is seen as a green-black mudestone/fine siltstone. In one place it resembles a fine-grained basaltic futt. These rocks form the cep rocks to the acid intrusives and it is highly probable that they carry the bulk of the mineralisation in the G. Silubat area.

         3.1.2. Quartz-feldspar porphyryr

         Small prismatic quartz crystals observed in the altered porphyritic saprolite characterise this rock type. These crystals are indicative of a high temperature - subvolcanic origin. Intrusive braccias noted on the margins of this body are also indicative. On the western margin of the prospect, where this unit is most apparent, a fern vegetation anomaly as well as white sand film on top of the soil occurs over an area 400 metres long by 150 metres wide.

         3.1.3. Quartz diorite

         Where relatively unaltered, this rock is seen as a medium grained byer fresh quartz-hornblende diorite with disseminated magnetite and rare disseminated pyrite and traces of chalcopyrite. This unit outcrops over an area 1000 metres by 800 metres as is for the most part latered and mineralised.

3.2. Alteration

An alteration system is developed at G. Silubat over an area in excess of 2000 metres by 1500 metres. Unaltered rocks are uncommon in the area and alteration zoning is recognised.

Propylitic alteration is recognised as chloritisation of hornblend mefics and epidote disseminations in feldspar sites in dioritic rocks. This alteration is accompanied by weak disseminated and fractured controlled pyrite mineralisation.

Aroillic alteration affects dominantly the siltsone cap rocks. Alteration minerals are characteristically clay and weak sericite (as alteration envelops around sulphide veins). Rocks bordering the more intense phyllic alteration zones show similarities to the Cabank Kiri (Sulawess Utara) porphyry copper deposit in that alteration minerals are clay, green sericite and specularite. This type of alteration, known as advanced aroillic alteration is difficult to distinguish in the field from or aroillic alteration as the most diagnostic minerals, including andalusits and diaspor are recognisable only in this section.

Phyllic alteration is characterised by intense pervasive [ILLEGIBLE COPY] which completely modifies the original texture of the rock. A lessor quartz-sericite assemblage is also noted. In the locality, a shaft sunk on highly altered (phyllic) oxidised diorite bottomed at the water table in secondary biotite bearing rock. It is quite possible that this type of alteration (potassic) could be more widely spread but because of the surface oxidation and modification of the rocks in the phyllic zones, has not been recognised.

3.3. Mineralisation

The G. Silubat area is characterised by strong leaching with the result that it is only in the zones of weak alteration that unoxidised sulphide mineralisation is noted. Original sulphides are recognised as hematitic disseminations (oxidation of chalcocite?), and goethitic veins commonly with sulphide boxworks, and disseminations after probable pyrite. Limonitic (50% goethite 50% hematite) fracture cotains are also indicative of former sulphides.

Original total sulphide (OTS) content ranges from 5 - 7 volume percent, mostly as veins and fracture coatings, in altered siltstone cap rocks immediately adjacent to dioritic bodies, to 2 - 3 volume percent as coarse disseminations, dominantly goethitic and hematitic peppering, in altered diorite and quartz-feldspar porphyry.

Race chalcocite is noted in rocks at the water table. However, pan concentrates of alluvials shedding off G. Silubat contain fine nonmagnetic black minerals which are thought to be chalcocite. pending assays will resolve this. Thin platy pyrite and gold, obviously derived from this veins are also found in pan concentrates. A previous assay result of a mixture of pyrite and gold gave an assay result of 25% copper, showing that much of this pyrite was in fact chalcopyrite. The write did not see this sample of "pyrite".

4. GEOCHEMISTRY

21 rock chip and 7 stream sediment samples were submitted for analyses to Superintendent Laboratories in Jakarta. Copper-in-rock values range from 11 ppm to 140 ppm with an average value of 40 ppm. Lead-in-rock values range from 15 ppm to 385 ppm with an average value of 65 ppm. Zinc-in-rock values range from 15 ppm to 106 ppm with an average value of 47 ppm. Molybdenum-in-rock values range from less than 1 ppm to a spot high of 20 ppm. Average values are less than 1 ppm. Gold was undetectable in all rock samples submitted (a lower detection limit of 0.5 ppm for the method of analyses used). Stream sediment samples gave similar copper, lead and zinc and molybdenum. Gold values of 0.5 to
1.05 ppm were obtained in four of the seven samples submitted.

The values obtained are puzzling because of several reasons. Firstly the concentrate of "pyrite" that when assayed gave a figure of 25% copper shows there to be copper in the system. Secondly, abundant free gold was visible in all the stream sediment samples submitted. The gold-in-silt values obtained seem inconsistent with this fact. Thirdly the gold is shedding off the
G. Silubat hills and the fact that no gold is detected in any of the 21 samples, which were representative of various rock, mineralisation and alteration types also seems inconsistent. Fourthly the copper values obtained are too low for the porphyry copper type style of mineralisation and alteration observed.

         It is therefore proposed to have the samples reassayed by Geomin in Australia, utilising the RG.50 method for gold analyses.


4.1.     GOLD - IN - ROCK CHECK ASSAYS

         Twenty one pulverised rock pulps were submitted to ANALABS in Australia for gold analyses utilising a fire assay method. Values range from 0.05 ppm to 0.81 ppm with an average value of 0.20 ppm. Eight of these samples which lie wholely within the dioritic intrusive give an average gold - in rock value of 0.33 ppm. Host sediments/volcanics average a value of 0.12 ppm. It was noted that agreement on duplicate samples from these lower values was not good, and that they represent an average only.

5.       BULK COPPER - GOLD POTENTIAL

         Gold - in - rock values for dioritic rocks outcropping over an area some 1300 metres long, and 500 metres wide, elongated NW-SE, give an average of 0.33 ppm. These rocks interpreted as forming a leached capping over chalcopyrite mineralisation. Utilising a 4:1 copper - gold ratio (1 ppm (Au) in a leached cap represents a hypogene grade of 4% copper - this figure has been arrived at from research into porphyry copper deposit is at Ok Tedi (New Guinea), Bouganville, the Philippines and more recently, the Cabang Kiri deposit in Sulawesi, Indonesia), this gives an expected hypogene grade of 1.3% which is highly significant, considering a potential 1.6 million tons/vertical metre (1300 X 500 X 2.5) i.e. 160 million tons of probable ore to 100 metres depth. However, the feasibility of mining this deposit is open to question, for it is surrounded by swamps and river systems at 20 metres above sea level only. Utilising an average height of 25 metres above swamp level the maximum tonnage of rock ( this includes leached capping) that could be mined to swamp level is less than 30 million tons. It is therefore a mining engineers decision as to what, if any, further work be carried out here, not the geologist's.

6.   ALLUVIAL GOLD POTENTIAL

As discussed under 2.1., all previous reports, maps and drilling results are no longer in existence. Only a fragment of a plan showing some 30 bangka drill holes with depth of hole and value in pence per cubic yard (date 1962) has been salvaged. On current day values ($150 U.S./02), the average gold value for these alluvials is pf the order of U.S.$1-50 per cubic metre. Discussion with Moksin Lele, formerly with P.T. Silubat suggests that the average depth of the alluvials is 6 - 7 metres and that they are consistently gold bearing for greater than 300 metres away from the foot of the hills. A calculated volume for the numerous alluvial basins adjacent to G. Silubat gives a figure of some 5 million cubic metres, which at $1.50/cu metre is highly significant. Because of the swampy nature of these alluvials (most of them have been cleared of vegetation for former rice paddies) a suction cutting dredging method would be the appropriate means of exploitation. A program of widely spaced bangka holes (special platforms would need to be constructed to enable these machines to be used in swampy terrain) should therefore be implemented to confirm these gold values.

                                AN EVALUATION OF

                        SILUBAT GOLD - BASE METAL DEPOSIT

                           KALIMANTAN BARAT, INDONESIA












                                                                    R.A. WATTERS

                                                                   JANUARY, 1982

INTRODUCTION

At the request of Mr. Steven Zagon of P.T. Pnanh Tiara, Jakarta, a visit of a week's duration was made to Gunung Silubat, Kacamatan Selakau, Kalimantan Barat, (see inset on Figure 1), for the purpose of assessing what was said to be an alluvial gold prospect. The K.P. is held by Firma Wahidah Mining and Trading Company, headed by Mochsin Lele of Singkawang. The area is 62.5 ha and lies immediately south west of Gunung Silubat.

Location and Access

To get to the prospect, one travels for up to three hours by bitumen road from [ILLEGIBLE COPY] Singkawang (150 Km) another hour to Simparuk (50 Km), also by bitumen road. From Simparuk, one rents a motorised prahu and travels up the River Sebangkau to [ILLEGIBLE COPY] where the smaller river Bakung is then taken, the total prahu journey taking [ILLEGIBLE COPY] Silubat, provided that the water is deep enough. If not, one also walks for 2 hours from a sawmill on the Sungai Bakung.

From Silubat village the foot track to Kolam B takes about 15 minutes to traverse. The location is at coordinates 1 degree 1'N, 109 degrees 12'E.

[PHOTO 1:  Kolam B looking West.]

Previous Work

Chinese exploitation of the deposit took place from the early nineteenth century [ILLEGIBLE COPY] the Dutch from 1935 until 1940, when 63.3 Kg of gold was reportedly produced. In 19__ T. Silobat started operations but the insurgencies of that period caused a [ILLEGIBLE COPY].

Mr. Laurie Whitehouse of P.T. Tropic Endeavour mapped and described the geology in 1977 took samples of rock and stream sediment.

Messrs. Bennet and Gillham carried out empirical studies over traverse lines up Hills 1 to 6 (see Figure 3).

Geology (See Figure 1)

A.       Lithology

         Three main rock types were encountered:

         1. Quartz diorite, hornblende with fine magnetite, disseminated pyrite, occasionally fresh with traces of chalcopyrite. This rock type crops out over approximately a square kilometre and is mostly altered and showing evidence of mineralization in the form of limonite after pyrite.

         2. Quartz - feldspar porphyry, manifests itself as crystals of quartz in saprolite, indicative of a high temperature subvolcanic origin. Intrusive breccia occurrences can be seen at the edges. To the west of the prospect, where this rock-type is mainly evident, a film of white sand occurs on the top of the soil over and area of approximately 400 m by 150 m i.e. 6 ha.

         3. Silstone, greenish-black finegrained siltstone which crops out on the side on the track from Silubat to the Kolam B, and between Kolam B and Kolam C. This unit is [ILLEGIBLE COPY] rock of the acid intrusives and it is likely that a considerable amount of the mineralisation is contained by it.

B.       Structure

         From a study of the topography it appears likely that Kolam B is situated at the intersection of two major fault zones. This would account for the shape of the hills around that [ILLEGIBLE COPY] which suggest an ellipsoidal outline with its centre at that locus. It is perhaps significant that the angle of the two fault zones approximates two of the joint systems seen in the [ILLEGIBLE COPY] diorite.

         A similar mechanism to that described by Rice (1981) is envisaged, i.e. that the gold has been diffused along major structure lines, accompanied by some silicification.

Alteration (See Figure 2)

Alteration occurs over an area of more than 3 km2. Few unaltered rocks [ILLEGIBLE COPY] of the alteration is evident. This includes propylitic, argillic and phyllic alterations. It is also possible, as Whitehouse noted, that potassic alteration might also be widespread but because of surface oxidation and weathering in the phyllic zones, cannot be recognized. The propylitisation manifests itself as chlorization of hornblende and epiolotsation in the diorites. Pyritic mineralisation has accompanied this phase. Argillic alteration has probably affected the siltstone. Sericite and clay minerals are common.

Phyllic alteration is characterised by intense sericitisation which thoroughly changes the original texture of the rock.

Mineralisation

In such an environment it is not surprising that strong leaching has taken place and only in the relatively unaltered zones is fresh pyrite noted. Haematite, goethite and _________ common in disseminations and in fracture coatings.

Original total sulphide is estimated to be in excess of 5% in altered siltstone and 2% to 3% diorite and porphyry bodies. Rare chalcocite has been seen in rocks at the water table and pan concentrates contain non-magnetic black grains which are thought to be chalcocite.

Work Carried Out

A synthesis of the work of all previous investigations was attempted. Geological traverses were carried out to get a "feel" for the area and samples of rock types were taken. Some of these were dollied in a period of time specially manufactured in Singkawang, and washed to a concentrate representing approximately 1 kg of original material. These concentrates were submitted to Rio Tinto, Jakarta, for analysis of (Au), Ag, Cu Pepto-Bismol and Zn.

Several rocks contained fresh suphides, mainly pyrite, arsenopyrite, chalcopyrite.

A C-Scope metal detector was employed on some traverses and some boulders gave a detection sound, but when the iron discrimination switch was brought in, the sound disappeared. It is unlikely that lumps exist which are large enough to be detected by the machine.

Six large samples, between 0.2m3 and 0.5m3, were taken and sluiced with the existing equipment. The concentrate was cleaned up using a Garrett gold pan (with gravity traps), the gold separated and weighed on a balance bought for the purpose in Singkawang.

Four heavy mineral concentrates were collected from small creeks running off the most south-western hill of the prospect. These samples represented approximately 5 Kg of original sample. As for the rock concentrates, they were weighed and taken to Jakarta. Their locations as well as compilation of all sample locations, are show on the accompanying map, (Figure 1).

[PHOTO II:  Kolam B and work site from locations S1 and 2.]

Whitehouse pointed out that the average Au in dioritic rocks over an area of 65 ha was 0.33 ppm. Utilising a 4:1 Cu/Au, i.e. 1 ppm (Au) in leached capping represents 4% Cu, quoting [ILLEGIBLE COPY] OK Tedi, Philippines and Cabang Kiri, a hypogene grade of 1.3% and 1.6 million tons per vertical metre could be expected. This author sees no reason to disagree with this contention as visibly seen below.

As mentioned before, a study of the physiography suggests that two faults intersect at [ILLEGIBLE COPY]. One runs from Kolam C through B and over the saddle, passing just east of BB31 and west [ILLEGIBLE COPY].

[PHOTO III:  Kolam C from location S4.]

Near BB31, rocks of different appearance are exposed on either side of a small [ILLEGIBLE COPY] was a reddish-brown, highly oxidised, lateritised rock which could be fault [ILLEGIBLE COPY] occurred in S2, a well-jointed acid volcanic which was very silicic. Blue-black [ILLEGIBLE COPY] occurred as a coating on quartz crystals in a fracture filling.

The second suggested fault is striking north-northeast south-southwest from Silobat through Kolam B to the southern bank of Kolam A. It is probably more than a coincidence that _____ in the area are mostly at a similar angle to these two suggested faults.

The overall synthesis of the area suggests that interesting possibilities exist for a sizeable porphyry copper-gold deposit. A sample (S3) of what is probably leached capping was taken from the top of the hill above BB31 South of Kolam B. A similar capping occurs on through above BB2 3 north of Kolam B. It is white, kaolinised, with reminents of Fe minerals.

Negative results of some of the earlier work cannot necessarily be believed because of pilfering and because of analytical error. The good results are more likely to be correct, particularly these analysed in Bandung. Gold analysis and sample preparation are particularly tricky and work done in the seventies is often suspect.

Some of the samples taken by the Department of Mines team marked SS, mixture of stream sediments and residual soils. All those results believed to be significant and shown in Figure 1. It must be noted that none of the Department of Mines results of SS samples was related back to weights of samples and of concentrates. However, experience tells that values of three figures or more in such concentrates, is usually significant.

Check assay were carried out for gold which had not originally been detected in the rocks and values ranged form 0.05 to 0.81 ppm with an average in diorite of
0.33 ppm.

Whitehouse gave an average of 0.3 g/m3 for the alluvial potential, which is in accord with the above.

DISCUSSION

Sample S2 contained high base metals and this is in accord with the high ferric hydroxide content of this material. It probably represents pyritic fault gouge which would have contained chalcopyrite, galena and sphalerite originally.

It is plain that silver is not totally allied to the gold content, although sample S10 seems to have a strong liaison.

Base metals in the stream sediment concentrates are very low but gold even in the original 5 kg sample is largely highly anomalous.

Frank Gillham and Merton Bennet took many samples on traverses in the vicinity of Kolam S, and the great majority contained some visible gold, albeit not enough to quantify to any way. Some were, however, obviously better than others, notably those designated Hills 1, 5 and 6.

From the combination of all results, it is interpreted that the colluvial/proluvial possibilities are good in the two areas between the three kolams. For example, the Department of Mines found over 7 metres of 9.5 g/m3 near Koam C. The problem is how to extract it, as the ground is waterlogged throughout the two areas.

Even though there were check analyses carried out, there must be some lingering doubt about the gold analyses recorded by Whitehouse, but the geology and alteration he has recorded appear essentially accurate. These are shown in Figures 2 and 3 with some minor corrections.

Other areas which appear attractive are:

1.       Drainage basin No. 39

2.       Drainage basin No. 17 and the north side of that ridge (containing
         BB31)

3.       Drainage basin No. 16

4.       Drainage basin No. 2

5.       (?) Drainage basin No. 25 (24?, since there is no result for No.
         25) south of Silubat.

Extensive diggings occur on the sides of the areas between kolams and it is obvious that the early exploitation concentrated on these base of slope areas. Boyle, however, points out that the eluvial areas, the gold and other heavy minerals often lag behind uphill a little.

Results

Visible gold occurred in all samples of eluvial material, i.e. B1, B2, S4, 5, 6, and 8. The rock and stream concentrates were not measurable but gold was seen in S3, 9, 10, and 11, (stream concentrates). Concentrations were less than 0.1 ppm by visual estimation.

The weights of gold and concentrations were as follows:

Sample No.        Approx. m3         qm Au      Concentration (g/m3)
  B1                0.5              0.10                0.20
  B2                0.5              0.10                0.20
  S4                0.2              0.005               0.025
  S5                0.5              0.10                0.20
  S6                0.5              0.10                0.20
  S7                0.03             0.015               0.05
  S12               0.4              0.04                0.10


                     Analytical Results (ppm in concentrate)

Sample No.             Cu       Pb       Zn           Ag        Au          Au
original
  S1 )                  55      263      20300         2.3      0.8       .002
   2 )  Rock           253      158       2060        17.1      4.4       .055
   3 )  Chip            62      159       1200         6.2     19.5       .022
   8 )                 2.7       54         19         8.3     47.1       .07
   9 )  Stream         1.9       11         28         2.9     12.4       .026
  10 )  Sediment       9.4       47         66        49.2    140.5     [ILLEGIBLE
COPY]
  11 )                 3.4       20         26         1.3      1.5       .004


Further extraction was carried out by Meron Bennet after some of the previously washed material had had a chance to sit in water for a week, and 0.3g Au was obtained from about 1-2m3.

A total of 16m3 from 0 to 0.5m depth was processed for a gain of 4.5g Au, i.e. almost 0.3g/m3 also. A further 2.5m3 of deeper material (0.5 - 1.0m depth) yielded 1g.Au, i.e. 0.4g/m3.

Thus, the yields are of the order of 0.3g/m3 with a similar amount or more passing over the riffles in the clay material.

It is reasonable to suppose that good equipment would extract up to a gram of gold per cubic metre, while Whitehouse figure of 0.33g per ton for hard rock in bulk begins to look remarkably realistic.

Geochemistry

In spite of the fact that most of the gold assays from Whitehouse cannot relied upon, the base metals are perhaps more credible, and some support for a mineral deposit can be seen with Cu, Pb and Zn in stream sediments. Gold in concentrates from soils are also consistently high but no means of quantifying these results could be found, as noted above.

He took 21 rock chip and 7 stream sediment samples and all of the latter contained visible free gold as did all 4 taken during this last visit. Copper in rocks was up to 140 ppm with maxima of 20 ppm MO, 385 ppm Pb and 106 ppm Zn also recorded. Up to 1 ppm Au was also found.

                                  BIBLIOGRAPHY


1. Boyle, R.W., 1980, the Geochemistry of Gold and its Deposits, Canadian Geological Survey, Ottawa.

2.       Kitaisky, Y, 1964, Prospecting for Minerals, Mir Publishing, Moscow.

3.       Lubis M., 1980, Report by Direktorat Teknik Pertambangan (unpubl.).

4. Rice, R., 1981, Gold Exploration - past and future B.11. I.M.M. 90, p.a. 128

5. Van Bermmelen, R.W., 1970, the Geology of Indonesia, Martinus Nijhoff, the Hague, (2nd ed.).

6.       Whitehouse L., 1977 Report on a visit to G. Silubat (unpubl.).

                              DEVELOPMENT AGREEMENT
                     COAL MINING PROJECTS IN EAST KALIMANTAN

                                                                          [SEAL]

This Development Agreement (Agreement) is made and entered into on this seventh day of January, 1997 by and between:

PT. Andhika Mutiara Sejahtera, a limited liability company established and validly existing under Indonesia law, and having its address at Jl. Langsat No.59 Komp. Samarinda - Indonesia (hereinafter referred to as "Andhika"), and is represented in this Agreement by its' President Director, Mr. Adnan AS; and

Singkamas Agung Ltd., a Bahamas Corporation having its' registered offices in the Bahamas and its representative offices in Singapore (hereinafter referred to as "Singkamas"), and is represented in this Agreement by its' President Director, Mr. William Chan.

(Andhika and Singkamas are hereinafter referred to collectively as "The
Parties").

                                   WITNESSETH

Whereas, the Government of Indonesia acting through its' Ministry of Mines and Energy and the Directorate General of General Mining (hereinafter referred to as the "DGGM") wishes to expand on its enhanced exploration for coal and other natural resources during the next Sixth Development Plan (known as Repelita VI) and beyond, and encourages the private sector to participate in such exploration, development, exploitation and production; and

Whereas Singkamas is actively seeking to acquire coal mining concessions and to implement coal mining activities in East Kalimantan, Indonesia (hereinafter to as the "Project"); and

Whereas Andhika has successfully reserved, or "blocked", one (1) potential cola mining property in the coal mining district of East Kalimantan. The geographical location of such property is described in Exhibit I. Andhika can successfully demonstrate that it has officially blocked this area of land at the DGGM through its' official and complete filings and payments to the DGGM for this area. These official

                                                                          [SEAL]

documents are attached in Exhibit II. Currently, Andhika controls the rights to this property and is in the process of obtaining the government approvals and/or mandates (hereinafter referred to as the "Government Licensee"), which are to be issued in the form of Contracts of Work (hereinafter referred to as a "CoWs"), for the development and exploitation of the coal mining property. Andhika also recognizes the importance of obtaining any other government licenses associated with the exploitation of coal, including the license for the refinery and production of coal as well as the transportation and sale of coal; Andhika will use its' expert abilities and efforts to obtain these additional licenses from the Government in order to facilitate the development, implementation, and success of the Project; and

Whereas both Parties agree to use their best efforts to complete the sale and acquisition of the Property (hereinafter referred to as the "Transaction"), which includes the rights to the government licenses for exploration and exploitation of coal on the Property. The Parties also agree to jointly cooperate to successfully obtain any other government licenses which will be necessary; and

Whereas the Coal Mining Property (hereinafter referred to as the "Property") is located in the coal mining district of East Kalimantan, Indonesia and, potentially, has substantial deposits of coal and other natural resources. The property encompasses a combined total of approximately 104,700 hectares of land. A geographical description of the Property is provided in Exhibit I which is attached to this Agreement. The Property is located in a coal mineralization zone and, through official flings and monetary payments made to the DGGM (which includes both filing and annual fees as well as seriousness bonds), Andhika has secured the rights to the Property and is in the process of obtaining the government licenses for the general survey and exploration of coal on the Property as well as the CoWs to exploit coal on the Property. These documents are shown in Exhibit II which is attached to this Agreement.

DESCRIPTION OF THE PROPERTY :  104,700 HECTARES

The Property consists of approximately 104,700 hectares of land. For this block of property, Andhika has properly filed, paid for, and obtained the rights to this area. Andhika is also currently in the process of obtaining the CoWs to explore and exploit coal on the property. See Exhibit II.

For purposes of this Transaction, Mr. Adnan AS, as President Director of PT Andhika Mutiara Sejahtera, has been granted the complete and/or official authorization, through a General Shareholder's Meeting (subject to provision in the Articles of Association), to sell 77.5% of Andhika's interest in the Property, including the complete transfer of the government rights (when obtained) to explore and exploit for coal on the Property. The Shareholder's Minutes are referenced in Exhibit III which is attached to this Agreement. Although Andhika will actively seek to obtain the government licenses

                                                                          [SEAL]

for the commercial exploitation of coal (including the licenses for the refinery production, transportation, and sale of coal), Andhika recognizes that these government licenses will also be transferred to Singkamas or to some third party which is appointed by Singkamas.

Andhika will use its' expert abilities and efforts for obtaining the government licenses from the DGGM. The purposes of obtaining all of the necessary licenses is to make terminal ileum feasible for Singkamas to effectively and efficiently mine the Property and to make it into a world-class profitable operation.

Whereas Singkamas has the ability to provide and/or secure financing to acquire 77.5% interest in the Coal Mining Property and the related government licenses from Andhika as well as the ability to develop the Property into a world-class mining operation.

Now therefore, the Parties hereto agree as follows:


1.       COOPERATION

In accordance with the Government approvals which have already been granted to Andhika, the parties agree as follows:

1.1 To submit additional application(s), as necessary, to the DGGM for the licenses and/or CoWs for the exploration and exploitation of coal on the Property.

1.2      To complete the acquisition of the Property.

1.3      To support, develop, and complete the mining operations.


2.       EXCLUSIVITY

Except as otherwise provided for in this Agreement, the Parties warrant that they shall cooperate solely and exclusively with each other in connection with this Coal Mining Project and that nontender of them shall enter into any agreement with any other firm or group of firms with respect to any matters related to this Project without the prior written consent of the other Party and to keep this information strictly confidential. Further, Andhika will grant Singkamas a first rights of refusal with respect to any coal mining property which it may control, influence the sale of, or be able to recommend to Singkamas.

The parties also warrant that such exclusivity will be respected by those persons or firms which they may exercise control or with their affiliate in any manner.

                                                                          [SEAL]

3.       SPONSORSHIP

Andhika shall activity as the main sponsor of this Project. In this regard, Andhika has obtained the complete and proper approvals (which are subject to legal verification) to transfer 77.5% interest in the Property, which includes the full and complete rights to any Government Licenses which Andhika will receive for the exploratoin and exploitation of coal on the Property. All geological and other significant information will be made available to the Parties on a continual basis. Furthermore, Andhika will obtain any other necessary and appropriate government licenses associated with the refinery and production of coal as well as the transportation and sale of coal. Similarly, these licenses will also be transferred to Singkamas or its' designee.


4        INITIAL RESPONSIBILITIES

The Parties agree that their responsibilities shall be as follows:

4.1. Andhika will secure the proper approvals to sell its' rights to the Property as well as its' rights to the Government Licenses.

         Andhika will assist with the development of the Project in conjunction with the Parties as need. In particular, Andhika will take all steps necessary or deemed advisable by Singkamas to secure the CoW for the exploitation of coal on the Property. Andhika has reviewed preliminary geological surveys on the Property and will provide all of this information as well as all future information to the Parties on a continual basis. Andhika will give Singkamas first priority/option for any future coal mining opportunities for acquisition and/or for working together in seeking other coal mining projects. In particular, Andhika must give first priority to Singkamas to acquire any additional property which are contiguous with the current property. In those instances where these contiguous property and/or other property region are owned and/or controlled by friends, families, and/or directors of other local PT. Companies which are associated with Andhika, Andhika must give priority to Singkamas to acquire such property, if available.

4.2 Sigkamsa will be responsible to provide and/or secure financing for the Project, provide world-class technologies and management/exploration teams and, if necessary, a strategic operator(s) to develop the Property Singkamas will jointly assist the Project with Andhika.

4.3 Singkamas may appoint a qualified Indonesian party to accept the transfer of CoW and may at any time at its discretion cause or permit such party to transfer such property and licenses to any third party based on prevailing regulations and subject to Anugrah's continuing rights under the Agreement being respected by such transferee.

                                                                          [SEAL]

5.       TRANSFER OF LICENSES

5.1 Andhika will transfer 77.5% interest of coal minerals on the Property. Furthermore, Andhika's principals and/or affiliates will not compete with Singkamas.

5.2      Payment For:

         (a) Anhika agrees to sell 77.5% if its interest in the Property as well as its' full and complete rights to the Government Approvals to such qualified party as indicated by Singkamas that may be appointed for the price of US One Million Dollars (US$1,000,000).

         (b) All payments hereunder shall be subject to continual fulfillment by Andhika of its obligations under this Agreement.

5.3      Payment Conditions:

         (a) Singkamas agrees to make a down payment of US$200,000 after the signing of this Agreement. This payment, however, is subject to legal verification that the title to the Property is acceptable and without encumbrances and that the government license issued to Andhika is current and valid. Such payment will be made to Andhika once the test results from the initial investigation/exploration activity are completed and any other legal verifications, which may be required in respect of title to the Property and validity of government licenses are finalized.

         (c) The final payment of US$1,500,000 will be immediately paid to Andhika upon the coal mines being put into the production stage and are generating positive revenues. For this to occur, however, Andhika must first secure the complete and proper CoW.

                  Anhika recognize that once it secures CoW for the benefit of the Parties and, moreover, the benefit of the Project, Andhika will transfer the full and complete rights of CoW to Singkamas or the entity appointed by Singkamas.

5.4      Profit Sharing

         The Parties hereby agree that the Profit Sharing from the net profit (total revenue minus all expenses including taxes) to the Project shall be as follows:

                                                                          [SEAL]

Singkamas                           77.5%
Andhika                             22.5%

5.5      Reimbursement of Expenses

         Singkamas agrees to relinquish to or reimburse Andhika for the funds which Andhika expended towards the Seriousness bond which it paid to the DGGM for blocking the property. These funds amount to a total of Rp. 1,094,000,000. Receipts for these expenses are referred in Exhibit
         IV. Terms and Conditions for the reimbursement of these expenses are to be determined by the Parties.

5.6      Exploration Program

         (a) Singkamas agrees to begin the Exploration Program on the Property by February 1997 or sooner.

         (b) Singkamas will dig numerous test pits as part of the exploration program.

         (c) Shallow drilling to the depth of 50-60 meters will also be carried out over time second 90-day period.

         (d) Deep drilling to depth of 200 meters will also be carried out over the second 90-day period.

         (e) Singkamas agrees to finance the Exploration Program for the development and implementation of the Coal Mine Project. In this regard, Singkamas agrees to spend a minimum of US$100,000 in year 1; US$100,000 in Year 2; and US$100,000 in Year 3. Accounting record for these expenditures will be kept by Singkamas.

6        JURISDICTION

6.1      (a)      Any dispute or controversies which may arise out of this
                  Agreement shall be amicably settled by the Parties, but in failure thereof, such disputes or controversies shall be referred to the arbitration of the Rules of Badan Arbitrasi
                  Nasional Indonesia (BANI). The arbitration panel shall consist of three (3) arbitrators, one (1) chosen by the complainant, one (1) chosen by the respondent and a Chairman chosen by the arbitrators named by the complainant and the respondent.

         (b) The parties expressly agree that (1) the arbitration tribunal shall decide the matter as expeditiously as possible, however, no time limits shall be imposed, (ii) Section 631 of the R.V. (Reglement opde Rechtsvordering)

                                                                          [SEAL]

                  shall apply, and that accordingly the arbitrators shall only reach their decision by applying strict rules of law to the facet and shall not purport to resolve any dispute exaequo et bono, (iii) the arbitration shall be conducted the English language, in Jakarta, Indonesia or such other place or places in Indonesia, as the Parties to the arbitration may agree,
                  (vi) the Party in whose favor the arbitral award is rendered shall be entitled to recover costs and expenses of the arbitration including but not limited to the cost and expense of administration of the arbitration proceedings, and (v) the arbitral award shall be issued in Indonesia.

         (c) The Parties expressively agree to waive section 641 of the R.V. and any other applicable laws permitting appeal to courts of law or any other body so that accordingly there shall be no appeal to any court of law or any other body from the decision (or any interim decision) of the arbitrators and neither party shall dispute nor question such decision before any judicial authority in the Republic of Indonesia of elsewhere.

         (d) Pending the submission to arbitration and thereafter until the arbitration tribunal issues its decision, each Party shall, expect in the event of expiration, termination or failure by the other party to obey or comply with a specific order or decision of the arbitration tribunal, continue to perform all of its obligations under this Agreement without prejudice to a final adjustment in accordance with the said award.

6.2 This Agreement as to its' interpretation and application shall be governed by the Laws of Indonesia.

6.3 The Parties hereby expressly agree to waive the provision of Article 1266 of the Indonesian Civil Code with respect to the need for a court pronouncement to terminate this Agreement.

7.       TERM OF VALIDITY

7.1 This Agreement shall be in effect as of January 7th, 1997, and shall be valid until the purposes and objectives of the Project have been fulfilled.

7.2 If for any reasons the transfer of the Property is not approved by the Government Authorities within six (6) months after the date of this Agreement, Singkamas shall have the option to terminate this Agreement with no further liability hereunder.

                                                                          [SEAL]

8.       OTHER MATTERS

Other matters not stipulated in this Agreement shall be further discussed and decided later on through mutual discussion between the Parties on the basis of this Agreement.

In Witness Whereof, the Parties agree that this Agreement is legal and binding and have caused their duly authorized representatives to execute this Agreement on the year and the first above stated.



PT. ANDHIKA MUTIARA SEJAHTERA            SINKAMAS AGUNG LTD.
                                              [SEAL]
By     /s/                               By     /s/
  ---------------------------              -------------------
Name:  Adnan AS                          Name:  William Chan
Title: President Director                Title: President
Director


Number :  20.190/1997/Leg.

-Seen for the signing of the signatures of :

-Mr. ADNAN ALAMSYAH SULAIMAN, Indonesian ---
Citizen, private person residing in --------
Samarinda, Jalan Rawa Indah B3/No.9, Rt.52,-
Rw.08, holder of Identity Card Number : ----
03.1002/2714/00931/1995, temporarily being -
in Jakarata; -------------------------------

-Mr. WILLIE CHAN HUA BENG, Singapore Citizen, private person, holder of Passport Number :
S 1852289-F, temporarily being in Jakarta; - both are known to me, BUNTARIO TIGRIS ------
DARMAWA,NG.SH.CN. by virtue of decision-----
Letter from the Minister of Justice of the -
Republic of Indonesia dated on the thirteenth day of April one thousand nine hundred and - ninety five ( 13-4-1995 ) number : C-59.HT.
03.07-Th.1995, substitute of RACHMAT SANTOSO,
SH. Notary in Jakarta.----------------------

                  Jakarta, 7th January 1997
                  Substitute Notary in Jakarta.

                  [SEAL]        /s/

                  ( BUNTARIO TIGRIS DARMAWA, NG.SH.CN. )

                                LIST OF EXHIBITS


          EXHIBIT I                          DESCRIPTION OF THE PROPERTY

          EXHIBIT II                         GOVERNMENT FILINGS

          EXHIBIT III                        SHAREHOLDER'S MINUTES

          EXHIBIT IV                         RECEIPTS

                                    EXHIBIT I

                           DESCRIPTION OF THE PROPERTY

                                      [MAP]

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]




Lampiran I : Keputusan Direktur Jenderal Pertambangan Umum                [SEAL]

Nama Perusahaan                     : PT. ANDHIKA MUTIARA SEJAHTERA
Lokasi

- Propinsi                          : KALIMANTAN TIMUR
- Kabupaten                         : KUTAI
- Kecamatan                         : -
- Kode Wilayah                      : APB042
Luas                                : 104.700 Ha

No. Titak           Garis Bujur               Garis Lintang
                .       '       "          .       '        "          LU/LS
1              117      13      0.0         1      15       0.0        LU
2              117      30      0.0         1      15       0.0        LU
3              117      30      0.0         1      10       0.0        LU
4              117      35      0.0         1      10       0.0        LU
5              117      35      0.0         1       0       0.0        LU
6              117      13      0.0         1       0       0.0        LU

                                             Direktur Jenderal Pertambangan Umum

                                                             Kuntoro Mangkusbrot

                                   EXHIBIT II

                               GOVERNMENT FILINGS

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]




                             T A N D A  T E R I M A
                              Nomor: 300/SDPH/1996



A.       Permohanan (aplikasi) dari  : PT. Andhika Mutiara Sejahtera

         Tanggal                      :     13 Mei 1996

         Alamat                       :     Komp. Pinang Babaris Blok A/47
                                            Samarinda
                                            Telp. (0541) - 41974

         Diterima hari/tanggal/Jam    :     Senin/13 Mei 1996/15.30

         Perihal                      :     Permohonan Kontrak Karya
                                            Batubara   di daerah Propinsi
                                            Kalimantan Timus, Kabupaten
                                            Kutai.
                                            Seluas 104.700 Ha
                                            Kode Wilayah : 96APB226
B.       Lampiran - lampiran n :

         1.  Peta wilayah (asli) dari Unit Pelayanan Informasi dan
             Pencadangan Wilayah Pertambangan (UPIPWP)...............: ada
         2.  Tanda bukti penyetoran jaminan kesungguhan dari Bank
             yang ditunjuk...........................................: ada
         3.  Tanda terima SPT tahun terakhir.........................: ada
         4.  Laporan Keuangan 3 (tiga) tahun terakhir yang telah
             diaudit oleh Akuntan Publik   :
             - Perusahaan Asing......................................: ---
             _ Perusahaan Indonesia..................................: ada
         5.  Kesepakatan ersama (MOU)  jika pemohon diajukan lebih
             dari 2 pemohon..........................................: ada
         6.  Laporan tahunan perusahaan..............................: ada

Permohanan tersebut telah dilampiri persyaratan sesuai ketentuan yang berlaku untuk diteruskan ke Direktur Batubara.


                                                            Jakarta, 13 Mei 1996

                                                        Kepala Bagian Perundang-
                                                        Undangan

                                                [SEAL  [S]

                                                        Yusmid AP, SH.
                                                        NIP. 100002520

Tembusan :
- Unit Pelayanan Informasi Pencadangan Wilayah Pertambangan
  (UPIPWP)

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]





                  Kepada            :       Yth.bapak  Yusmet.

                  Dari              :       Riduansyah Basri.

                  No. Facs          :       021.5250895

                                                                          [SEAL]

                                    APLIKASI
                            ELECTRONIC FUNDS TRANSFER

No. Ref: 182 063 051376 42648     Direktur Jenderal Pertambangan
PT. Andhika Mutiara Sejahtera     Umum qq dan Andhika Mutiara
Jl. Rawa Indah Blok B RT 52       Sejahtera prp BDN Cahung Wiama
RW 08 Samarinda                   Raja Jl. Gatot Subroto Kav. 54
                                  Jkt.700.087.06025.2.01.
004143.001
                                  BNI Cabang Senayan Jkt.
BMI Cabang Samarinda

Yg.dikirim Rp.1.094.000.000.-
                                  Rp. 1.094.005.000.
satu milyard sembilan
puluh empat juta sebalas ribu     Rp. 6.000.
rupiah
                                  Rp. 1.094.011.000.

                                  EXHIBIT III

                              SHAREHOLDER'S MINUTES

                                                                          [SEAL]


                       MINUTES OF GEN MEETING OF FOUNDERS
                                       OF
                          PT ANDHIKA MUTIARA SEJAHTERA


           On this day, the fifteenth of December one thousand nine hundred ninety-six (15-12-1996), a Gen Meeting of Founders ("Meeting") of PT. ANDHIKA MUTIARA SEJAHTERA ("the Company") was held at Plaza Exim, 24th Floor, Jl. Jendral Gatot Soebroto Kav.36-38, Jakarta, 12910.

         The Company was established by Deed No. 11, dated 1 April 1996 made by Haji Gunawan, SH, Notary in Samarinda, such deed has not been approved yet by the Minister of Justice of the Republic of Indonesia (herein after referred to as the "Articles of Association")

Present in this Meeting:

1.       Sri Aslinda Sulaiman, as the holder of 280 shares of the Company.

2.       Drs. Ardiansyah Sulaiman, as the holder of 280 shares of the Company.

3.       Andra Fahreza Ardans, as the holder of 280 shares of the Company.

That in this Meeting there were represented 840 shares, which represent all of the subscribed and issues shares in the Company so that based on Article 20 of Articles of Association of the Company, this meeting is duly convened and has the power to make valid decision with respect to all matters which are to be discussed, even though there was no written call of the Meeting.

         The Chairman further explained to the Meeting that the agenda of the Meeting is the transfer of the property and interest of the Company in Kontrak Karya Batu Bara KW APB042 (KKB) and any government licenses with regard to such KP to Singkamas Agung, Ltd or any other party appointed by Singkamas Agung, Ltd.

         In respect to the above-mentioned Agenda, the Chairman, after giving a complete explanation, subsequently proposed to the Meeting and the Meeting, after due discussion, unanimously voted to approve and therefore decides to declare the transfer of the property and interest in Kontrak Karya Batu Bara KW APO585 and any government licenses with regard to such KKB to Singkamas Agung, Ltd or any other party appointed by Singkamas Agung, Ltd was approved by founders ft Company.

                                                                          [SEAL]


         The Meeting hereby authorizes the Board of Directors of the

Company with the right of substitution, to appear before a Notary to state the resolutions resolved hereunder in notarial deed and to appear wherever necessary, to give information, to make, to cause to be made and signed, all necessary letters/documents, and further to perform all actions deemed proper and useful for the completion of the above-mentioned matters.

         Since no other matters to be discussed in this Meeting is closed by the Chairman at 16.00 West Indonesian Time.







Chairman                                     Shareholders
[SEAL]   [S]                                 [S]



--------------------                         ------------------------
Sri Aslinda Sulaiman                         Drs. Ardiansyah Sulaiman


Shareholders





--------------------
Andra Fahreza Ardans

                                   EXHIBIT IV

                                    RECEIPTS

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]





                  Kepada            :       Yth.bapak  Yusmet.

                  Dari              :       Riduansyah Basri.

                  No. Facs          :       021.5250895


                                                                          [SEAL]
                                    APLIKASI
                            ELECTRONIC FUNDS TRANSFER

No. Ref: 182 063 051376 42648             Direktur Jenderal Pertambangan
PT. Andhika Mutiara Sejahtera             Umum qq dan Andhika Mutiara
Jl. Rawa Indah Blok B RT 52               Sejahtera prp BDN Cahung Wiama
RW 08 Samarinda                           Raja Jl. Gatot Subroto Kav. 54
                                          Jkt.700.087.06025.2.01.
004143.001
                                          BNI Cabang Senayan Jkt.
BMI Cabang Samarinda

Yg.dikirim Rp.1.094.000.000.-
                                          Rp. 1.094.005.000.
satu milyard sembilan
puluh empat juta sebalas ribu             Rp. 6.000.
rupiah
                                          Rp. 1.094.011.000.

                             DEVELOPMENT AGREEMENTS
                     COAL MINING PROJECTS IN EAST KALIMANTAN


                                                                          [SEAL]


This Development Agreement (Agreement) is made and entered into on this seventh day of January, 1997 by and between:

PT. Andhika Mutiara Etam, a limited liability company established and validly existing under Indonesia Law, and having its address at Jl. Langsat No. 59 Komp. Samarinda - Indonesia (hereinafter referred to as "Andhika"), and is represented in this Agreement by it's President Director, Mr. Adnan AS; AND

Singkamas Agung, Ltd., a Bahamas Corporation having it's registered offices in the Bahamas and it's representative offices in Singapore (hereinafter referred to as "Singkamas", and is represented in this Agreement by it's President Director, Mr. William Chan.

(Andhika and Singkamas are hereinafter referred to collectively as "The
Parties").


                                   WITNESSETH

Whereas, the Government of Indonesia acting through it's Ministry of Mines and Energy and the Directorate General of General Mining (hereinafter referred to as the "DGGM") wishes to expand on its enhances exploration of exploitation for coal and other natural resources during the Sixth Development Plan (known as Repelita VI) and beyond, and encourages the private sector to participate in such exploration, development, exploitation and production; and

Whereas Singkamas is actively seeking to acquire coal mining concessions and to implement coal mining activities in East Kalimantan, Indonesia (hereinafter referred to as the "Project"); and

Whereas Andhika has successfully reserved, or "blocked", one (1) potential coal mining property in the coal mining district of East Kalimantan. The geographical location of such property is described in Exhibit I. Andhika can successfully demonstrate that it has officially blocked this area of land at the DGGM through it's official and complete filings and payments to the DGGM for this area. These official

                                                                          [SEAL]

documents are attached to Exhibit II> Currently, Andhika controls the rights to the property and is in the process of obtaining the government approvals and/or mandates (hereinafter referred to as the "Government License"), which are to be issued in the form of Contracts of Work (hereinafter referred to as a "CoWs'), for the development and exploitation of the coal mining property. Andhika also recognizes the importance of obtaining any other government licenses associated with the exploitation of coal, including the license for the refinery and production of coal as well as the transportation and sale of coal; Andhika will use it's expert abilities and efforts to obtain these additional licenses from the Government in order to facilitate the development, implementation, and success of the Project; and

Whereas both Parties agree to use their best efforts to complete the sale and acquisition of the Property (hereinafter referred to as the "Transaction"), which includes the rights to the government licenses for the exploration and exploitation of coal on the Property. The Parties also agree to jointly cooperate to successfully obtain any other government licenses which will be necessary; and

Whereas the Coal Mining Property (hereinafter referred to as the "Property") is located in the coal mining district of East Kalimantan, Indonesia and, potentially, has substantial deposits of coal and other natural resources. The property encompasses a combined total of approximately 71,420 hectares of land. A geographical description of the Property is provided in Exhibit I, which is attached to this Agreement. The Property is located in a coal mineralization zone and, through official filings and monetary payments made to the DGGM (which includes both filing and annual fees as well as seriousness bonds), Andhika has secured the rights to the Property and is in the process of obtaining the government licenses for the general survey and exploration of coal on the Property as well as the CoWs to exploit coal on the Property. These documents are shown in Exhibit II, which is attached to this Agreement.

DESCRIPTION OF THE PROPERTY:  71,420 HECTARES

The Property consists of approximately 71,420 hectares of land. For this block of property, Andhika has properly filed, paid for, and obtained the rights to this area. Andhika is also currently in the process of obtaining the CoWs to explore and exploit coal on the property. See Exhibit II.

For purposes of this Transaction, Mr. Adnan AS, as President Director of PT Andhika Mutiara Etam, has been granted the complete and/or official authorization, through a General Shareholder's Meeting (subject to provision in the Articles of Association), to sell 77.5% of Andhika's interest in the Property, including the complete transfer of the government rights (when obtained) to explore and exploit for coal on the

                                                                          [SEAL]

Property. The Shareholder's Minutes are referenced in Exhibit III, which is attached to this Agreement. Although

Andhika will actively seek to obtain government licenses for the commercial exploitation of coal (including the licenses for the refinery production, transportation, and sale of coal), Andhika recognizes that these government licenses will also be transferred to Singkamas or to some third party which is appointed by Singkamas.

Andhika will use it's expert abilities and efforts for obtaining the government licenses from the DGGM. The purposes of obtaining all of the necessary licenses is to make it feasible for Singkamas to effectively and efficiently mine the Property and to make them into a world-class profitable operation.

Whereas Singkamas has the ability to provide and/or secure financing to acquire 77.5% interest in the Coal Mining Property and the related government licenses from Andhika as well as the ability to develop the Property into a world-class mining operation.

Now, therefore, the Parties hereto agree as follows:


1.       COOPERATION

In accordance with the Government approvals which have already been granted to Andhika, the parties agree as follows:

1.1 To submit additional application(s), as necessary, to the DGGM for the licenses and/or CoWs for the exploration and exploitation of coal on the Property.

1.2      To complete the acquisition of the Property.

1.3      To support, develop, and complete the mining operations.

2.       EXCLUSIVITY

Except as otherwise provided for in this Agreement, the Parties warrant that they shall cooperate solely and exclusively with each other in connection with this Coal Mining Project and that none of them shall enter into any agreement with any other firm or group of firms with respect to any matters related to the Project without the prior written consent of the other Party and to keep this information strictly confidential. Further, Andhika will grant Singkamas a first rights of refusal with respect to any coal mining property which it may control, influence the sale of, or be able to recommend to Singkamas.

The Parties also warrant that such exclusivity will be respected by those persons or firms which they may exercise control or with their affiliate in any manner.
                                                                          [SEAL]

3.       SPONSORSHIP

Andhika shall act as the main sponsor of this Project. In this regard, Andhika has obtained complete and proper approvals (which are subject to legal verification) to transfer 77.5% interest in the Property, which includes the full and complete rights to any

Government Licenses which Andhika will receive for the exploration and exploitation of coal on the Property. All geological and other significant information will be made available to the Parties on a continual basis. Furthermore, Andhika will obtain any other necessary and appropriate government licenses associated with the refinery and production of coal as well as the transportation and sale of coal. Similarly, these licenses will also be transferred to Singkamas or it's designee.

4.       INITIAL RESPONSIBILITIES:

The Parties agree that their responsibilities shall be as follows:

4.1 Andhika will secure the proper approvals to sell it's rights to the Property as well as it's rights to the Government Licenses.

         Andhika will assist with the development of the Project in conjunction with the Parties as needed. In particular, Andhika will take all steps necessary or deemed advisable by Singkamas to secure the CoW for the exploitation of coal on the Property. Andhika has reviewed preliminary geological surveys on the Property and will provide of this information as well as all future information to the Parties on a continual basis. Andhika will give Singkamas first priority/option for any future coal mining opportunities for acquisition and/or for working together in seeking other coal mining projects. In particular, Andhika must give first priority to Singkamas to acquire any additional property which are contiguous with the current property. In those instances where these contiguous property and/or other property region are owned and/or controlled by friends, families, and/or directors of other local PT. Companies which are associated with Andhika, Andhika must give priority to Singkamas to acquire such property, if available.

4.2 Singkamas will be responsible to provide and/or secure financing for the Project, provide world-class technologies and management/exploration teams and, if necessary, a strategic operator(s) to develop the Property Singkamas will jointly assist the Project with Andhika.

4.3 Singkamas may appoint a qualified Indonesian party to accept the transfer of CoW and may at any time at its discretion

                                                                          [SEAL]

         cause or permit such party to transfer such property and licenses to any third party based on prevailing regulations and subject to Anugrah's continuing rights under the Agreement being respected by such transferee.

5.       TRANSFER OF LICENSES

5.1 Andhika will transfer 77.5% interest of coal minerals on the Property. Furthermore, Andhika's principals and/or affiliates will not compete with Singkamas.

5.2      Payment For:

         (a) Andhika agrees to sell 77.5% of its interest in the Property as well as it's full and complete rights to the Government Approvals to such qualified party as indicated by Singkamas that may be appointed for the price of US One Million Dollars (US$1,000,000).

         (b) All payments hereunder shall be subject to continual fulfillment by Andhika of its obligations under this Agreement.

5.3      Payment Conditions:

         (a) Singkamas agrees to make a down payment of US$200,000 after the signing of this Agreement. This payment, however, is subject to legal verification that the title to the Property is acceptable and without encumbrances and that the government license issued to Andhika is current and valid. Such payment to Andhika will also be made after test results form the initial investigation/exploration activity is completed and any other legal verifications, which may be required in respect of title to the Property and validity of government licenses, is finalized.

5.4      Profit Sharing:

         The Parties hereby agree that the Profit Sharing from the net profit (total revenue minus all expenses, including taxes) to the Project shall be as follows:

         Singkamas                          77.5%
         Andhika                            22.5%
                                                                          [SEAL]
5.5      Reimbursement of Expenses:

         Singkamas agrees to relinquish to or reimburse Andhika for the funds which Andhika expended toward the Seriousness Bond which it paid to the DGGM for blocking the property. These funds amount to a total of Rp. 714,211,000.-. Receipts for these expenses are referred in Exhibit IV. Terms and Conditions for the reimbursement of these expenses are to be determined by the Parties.

5.6      Exploration Program.

         (a) Singkamas agrees to begin the Exploration Program on the Property by February 1997 or sooner.

         (b) Singkamas will dig numerous test pits as part of the exploration program.

         (c) Shallow drilling to the depth of 50-60 meters will also be carried out over time second 90-day period.

         (d) Deep drilling depth of 200 meters will also be carried out over the second 90-day period.

         (e) Singkamas agrees to finance the Exploration Program for the development and implementation of the Coal Mine Project. In this regard, Singkamas agrees to spend a minimum of US$100,000 in Year 1; US$100,000 in Year 2; and US$100,000 in Year 3. Accounting records for these expenditures will be kept by Singkamas.

6.       JURISDICTION

6.1      (a)      Any dispute or controversies which may arise out of this
                  Agreement shall amicably settled by the Parties, but in failure thereof, such disputes or controversies shall be referred to the arbitration of the Rules of Badan Arbitrasi
                  Nasional Indonesia (BANI). The arbitration panel shall consist of three (3) arbitrators, one (1) chosen by complainant, one
                  (1) chosen by the respondent, and a Chairman chosen by the arbitrators named by the complainant and the respondent.

         (b) The Parties agree that (1) the arbitration tribunal shall decide the matter as expeditiously as possible. However, no time limits shall be imposed, (ii) Section 631 of the R.V. (Reglement opde Rechtsvordering).

                                                                          [SEAL]
                  shall apply, and that, accordingly, the arbitrators shall only reach their decision by applying strict rules of law to the facts and shall not purport to resolve any dispute exaequo et bono, (iii) the arbitration shall be conducted in the English language, in Jakarta, Indonesia, or such other place or places in Indonesia, as the Parties to the arbitration may agree,
                  (iv) the Party in whose favor the arbitral award is rendered shall be entitled to recover costs and expenses of administration of the arbitration proceedings, and (v) the arbitral award shall be issued in Indonesia.

         (c) The parties expressly agree to waive Section 641 of the R.V. and any other applicable laws permitting appeal to courts of law or any other body so that, accordingly, there shall be no appeal to any court of law or any other body from the decision (or any interim decision) of the arbitrators and neither party shall dispute nor question such decision before any judicial authority in the Republic of Indonesia or elsewhere.

         (d) Pending the submission to arbitration and thereafter until the arbitration tribunal issues its decision, each party shall, expect in the event of expiration, termination, or failure by the other Party to obey or comply with a specific order or decision of the arbitration tribunal, continue to perform all of its obligations under this Agreement without prejudice to a final adjustment in accordance with the said award.

6.2 This Agreement as to it's interpretation and application shall be governed by the Laws of Indonesia.

6.3 The Parties hereby expressly agree to waive the provision of Article 1266 of the Indonesian Civil Code with respect to the need for a court procurement to terminate this Agreement.

7.       TERMS OF LIABILITY

7.1 This Agreement shall be in effect as of January 7, 1997 and shall be valid until the purposes and objectives of the Project have been fulfilled.

7.2 If for any reasons the transfer of the Property is not approved by the Government Authorities within six (6) months after the date of this Agreement, Singkamas shall have the option to terminate this Agreement with on further liability hereunder.

                                                                          [SEAL]
8.       OTHER MATTERS

Other matters not stipulated in this Agreement shall be further discussed and decided later on through mutual discussions between the Parties on the basis of this Agreement.

In Witness Whereof, the Parties agree that this Agreement is legal and binding, and has caused their duly authorized representative to execute this Agreement on the year and the first above stated.




PT. ANDHIKA MUTIARA ETAM                      SINGKAMAS AGUNG, LTD.



By  [S]                                       By   [S]
   ---------------------------                     ----------------------
Name:   Adnan AS                              Name:  William Chan
Title:  President Director                    Title: President Director

Number : 20.191/1997/Leg.
-Seen for the signing for the signatures of:
-Mr. ADNAN ALAMSYAH SULAIMAN, Indonesian ---
Citizen, private person, residing ----------
Samarinda, Jalan Rawa Indah B3/No. 9, Rt. 52,
Rw. 08, holder of Identity Card Number: ----
03.1002/2714/00931/1995, temporarily being -
in Jakarta; --------------------------------

-Mr. WILLIE CHAN HUA BENG, Singapore Citizen, private person, holder of Passport Number:
S 1852289-F, temporarily being Jakarta; - both are known to me, BUNTARIO TIGRIS -----
DARMANA, NG.SH.CN. by virtue of decision----
Letter from the Minister of Justice of the Republic of Indonesia, dated on the thirteenth day of April one thousand nine hundred ninety-five (13-4-1995) number: C-59.HT.
03.07-Th. 1995, substitute of RACHMAT SANTOSO,
SH. Notary in Jakarta.--------------------------

                           Jakarta, 7 January 1997
                           Substitute Notary in Jakarta.

                           [SEAL]

                           (BUNTARIO TIGRIS DARMANA, NG.SH.CN.)

                                LIST OF EXHIBITS


               EXHIBIT I                 DESCRIPTION OF THE PROPERTY

               EXHIBIT II                GOVERNMENT FILINGS

               EXHIBIT III               SHAREHOLDER'S MINUTES

               EXHIBIT IV                RECEIPTS

                                    EXHIBIT I

                           DESCRIPTION OF THE PROPERTY

                                      [map]

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]





                                                                          [SEAL]

Lampiran I :      KEPUTUSAN DIREKTUR JENDERAL PERTAMBANGAN UMUM
                  Nomor            :
                  Tanggal          :

LAMPIRAN DAFTAR KOORDINAT

Nama Perusahaan                     : PT. ANDHIKA MUTIARA ETAM
Lokasi
- Propinsi                          : KALIMANTAN TIMUR
- Kabupaten                         : KUTAI
- Kecamatan                         : -
- Kode Wilayah                      : JLB007
Luas                                : 71.420 Ha

      ==================================================================
      No.       Garis Bujur (BT)            Garis Lintang
      Ti     -----------------------------------------------------------
      tik     O   '       "            O   '      "      LU/LS
      ------------------------------------------------------------------
        1     117       21     30.0        1        15     0.0      LU
        2     117       21     30.0        1        30     0.0      LU
        3     117       23      0.0        1        30     0.0      LU
        4     117       23      0.0        1        33     0.0      LU
        5     117       24      0.0        1        33     0.0      LU
        6     117       24      0.0        1        35     0.0      LU
        7     117       25      0.0        1        35     0.0      LU
        8     117       25      0.0        1        38    30.0      LU
        9     117       30      0.0        1        38    30.0      LU
       10     117       30      0.0        1        26     0.0      LU
       11     117       35      0.0        1        26     0.0      LU
       12     117       35      0.0        1        20     0.0      LU
       13     117       30      0.0        1        20     0.0      LU
       14     117       30      0.0        1        15     0.0      LU
      ==================================================================

                                             Direktur Jenderal Pertambangan Umum


                                                           Kuntoro Mangkusubroto

                                   EXHIBIT II

                               GOVERNMENT FILINGS

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]





                                                                          [SEAL]
                            T A N D A    T E R I M A
                              Nomor: 402/SDPH/1996

Perusahaan                          :        ANDHIKA MUTIARA ETAM, PT
Alamat di Indonesia                 :        Komp. Pinang Babaris Blok A/47-48
                                             Samarinda
                                             Telp. 0541-41974

Alamat di Luar Negeri
Tgl/Jam Terima Aplikasi             :        09/07/1996, 10.00
Bahan Galian                        :        Batubara
Jenis Aplikasi                      :        Kontrak Karya Batubara
Kode Wilayah                        :        96JLB007
Propinsi                            :        Kalimanta Timur
Lokasi                              :        Kab.Kutai
Luas Wilayah                        :        71.420.00  Ha

Lampiran Aplikasi:

---------------------------------------------------------------------
 No.                      Keterangan                      Persyaratan
---------------------------------------------------------------------
 1     Peta dari UPIPWP                                      Ada
---------------------------------------------------------------------
 2     Tanda bukti penyetoran jaminan kesungguhan            Ada
---------------------------------------------------------------------
 3     Tanda terima SPT tahun terakhir (PMDN)                Ada
---------------------------------------------------------------------
 4     Lap.keuangan perusahaan PMA dan PMDN tiga tahun       Ada
        terakhir yang telah diaudit
---------------------------------------------------------------------
 5     Kesepakatan bersama (MOU) jika> 1 pemohon          Tidak ada
---------------------------------------------------------------------
 6     Laporan Tahunan Perusahaan (PMA dan PMDN)             Ada
---------------------------------------------------------------------



                                  Jakarta, 09/07/1996
                                  Kepala Bagian Perundang-undangan



                                  /s/
                                  YUSMID AP, SH
                                  100002520
                                  [SEAL]

                                   EXHIBIT III

                              SHAREHOLDER'S MINUTES

[LOGO]                                                                    [SEAL]

                     MINUTES OF GENERAL MEETING OF FOUNDERS
                                       OF
                             PT ANDHIKA MUTIARA ETAM

         On this day fifteenth December one thousand nine hundred ninety six (15-12-1996), a General Meeting of Founders ("Meeting") of PT. ANDIKA MUTIARA ETAM ("the Company") was held at Plaza Exim, 24th Floor, Jl.Jendral Gatot Soebroto Kav.36-38, Jakarta 12910.

         The Company was established by Deed No. 64 dated 19 June 1996 made by Haji Gunawan,SH,Notary in Samarinda, such deed has not been approved yet by the Minister of Justice of the Republic of Indonesia (here in after reforted to as the "Articles of Association")

Present in this Meeting:

1.       Adnan Alamsyah Sulaiman, as the holder of 160 shares of the Company;

2.       Armansyah Sulaiman, as the holder of 80 shares of the Company;

3.       Sri Aslinda Sulaiman, as the holder of 160 shares of the Company;

4.       Drs. Ardiansyah Sulaiman, as the holder of 160 shares of the Company;

5.       Anwar Heriansyan Sulaiman, as the holder of 160 shares of the Company;

6.       Sulaiman, as the holder of 80 shares of the Company.

That in this Meeting there were represented 800 shares, which represent all of the subscribed and issued shares in the Company so that based on Article 20 of Article of Association of the Company, this meeting is duly convened and has the power to make valid decision with respect to all matters which are to be discussed even though there was no written call of the Meeting.

         The Chairman further explained to the Meeting that the agenda of the Meeting is the transfer of the property and interest of the Company in Kontrak Karya Batu Bara KW APB042 (KKB) and any government licenses with regard to such KP to Singkamas Agung Ltd. or any other party appointed by Singkamas Agung Ltd.

         In respect to the above mentioned Agenda, the Chairman after giving a complete explanation, subsequently proposed to the Meeting and the Meeting after due discussion, unanimously voted to approve and therefore decides to declare the transfer of the property and interest in Kontrak Karya Batu Bara KW 96JLB007 and any government licenses with regard to such KKB to Singkamas Agung Ltd. or any other party appointed by Singkamas Agung Ltd. was approved by founders of the Company.

                                                                          [SEAL]

         The meeting hereby authorizes the Board of Directors of the Company with the right of substitution, to appear before a Notary to state the resolutions resolved hereunder in notarial deed and to appear wherever necessary, to give information, to make, to cause to be made and signed, all necessary letters/documents, and further to perform all actions deemed proper and useful for the completion of the above mentioned matters.

         Since no other matters to be discussed in this Meeting is closed by the Chairman at 16.00 West Indonesian Time.


Chairman                                   Shareholders

[SEAL]
/s/                                        /s/
-----------------------                    -------------------
Adnan Alamsyah Sulaiman                    Armansyah Sulaiman


Shareholders                               Shareholders


/s/                                        /s/
-----------------------                    ------------------------
Sri Aslinda Sulaiman                       Drs. Ardiansyah Sulaiman




Shareholders                               Shareholders


/s/                                        /s/
------------------------                   ------------------------
Anwar Heriansyah Sulaiman                  Sulaiman

                                   EXHIBIT IV

                                    RECEIPTS

                                                                          [SEAL]

                                [ILLEGIBLE COPY]

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]





                                                                          [SEAL]

                                                            Jakarta, 3 Juli 1996
Nomor                      :  1694 /861/DJP/1996
Lampiran                   :
Hal                        :  Penyetoran uang Jaminan Kesungguhan

Yang terhormat
PT. ANDHIKA MUTIARA ETAM
Komp. Pinang Babaris Blok A/47 - 48
Samarinda Kaltim

         Berdasarkan Keputusan Menteri Pertambangan dan Energi Nomor 135.K/201/M.PE/1996 tanggal 20 Maret 1996 dan Keputusan Direktur Jenderal Pertambangan Umum Nomor 154.K/27/DDJP/1996 tanggal 3 Mei 1996, maka dalam rangka memenuhi persyaratan pengajuan permohonan Kontrak Karya Batubara, kepada Saudara diminta menyetorkan/transfer uang sebesar Rp. 714.200.000,- (tujuh ratus empat belas juta dua ratus ribu rupiah atau AS$

pada rekening Direktur Jenderal Pertambangan Umum Nomor 700.087.06025.2.01.5 (untuk rupiah) atau Nomor 3081.411.0180.4 (untuk dollar Amerika Serikat) pada PT. Bank Dagang Negara (Persero) Cabang Jakarta Wisma Baja Jalan Jenderal Gatot Subroto Kav. 54 Jakarta 12950 dan didepositokan atas nama Direktur Jenderal Pertambangan Umum qq perusahaan Saudara.

         Bukti penyetoran/transfer tersebut dilampirkan pada Daftar Isian Permohonan Kontrak Karya Batubara yang Saudara Ajukan.

         Apabila sampai dengan tanggal 9 Juli 1996, Saudara tidak melaksanakan penyetoran/transfer dimaksud, maka wilayah yang telah dicadangkan dinyatakan bebas dan terbuka kembali untuk umum.

         Demikian untuk Saudara laksanakan.

                          DIREKTUR JENDERAL PERTAMBANGAN UMUM
                          SEKRETARIS DIREKTORAT JENDERAL PERTAMBANGAN UMUM,


                          [SEAL]
                          /s/
                          NASRI YUNUS ANIS, SH
                          NIP. 100001656

Tembusan:

1. Kepala Bagian Perundang-undangan, Sekretariat Direktorat Jenderal Pertambangang Umum

2.       Direksi PT. Bank Dagang Negara (Persero) Cabang Jakarta Wisma Baja.

         KD. 96 JLB007

                              DEVELOPMENT AGREEMENT
                     COAL MINING PROJECTS IN EAST KALIMANTAN
                                                                          [SEAL]

This Development Agreement (Agreement) is made and entered into on this seventh day of January, 1997 by and between:

PT. Andhika Mutiara Lestari, a limited liability company established and validly existing under Indonesia law, and having its address at Jl. Langsat No.59 Komp, Samarinda - Indonesia (hereinafter referred to as "Andhika"), and is represented in this Agreement by its' President Direcotr, Mr. Adnan AS; and

Singkamas Agung Ltd., a Bahamas Corporation having its' registered offices in the Bahamas and its representative offices in Singapore (hereinafter referred to as "Singkamas"), and is represented in this Agreement by its' President Director, Mr. William Chan.

(Andhika and Singkamas are hereinafter referred to collectively as "The
Parties").

                                   WITNESSETH

Whereas, the Government of Indonesia acting through its' Ministry of Mines and Energy and the Directorate General of General Mining (hereinafter referred to as the "DGGM") wishes to expand on its enhanced exploration and exploitation for coal and other natural resources during the next Sixth Development Plan (known as Repelita VI) and beyond, and encourages the private sector to participate in such explorations, development, exploitation and production; and

Whereas Singkamas is actively seeking to acquire coal mining concessions and to implement coal mining activities in East Kalimantan, Indonesia (hereinafter referred to as the "Project"); and

Whereas Andhika has successfully reserved, or "blocked", one (1) potential coal mining property in the coal mining district of East Kalimantan. The geographical location of such property is described in Exhibit I. Andhika can successfully demonstrate that it has officially blocked this area of land at the DGGM through its' official and complete filings and payments to the DGGM for this area. These official

                                                                          [SEAL]

documents are attached in Exhibit II. Currently, Andhika controls the rights to this property and is in the process of obtaining the government approvals and or mandates (hereinafter referred to as the "Government License"), which are to be issued in the form of Contracts of Work (hereinafter referred to as a "CoWs"), for the development and exploitation of the coal mining property. Andhika also recognizes the importance of obtaining any other government licenses associated with the exploitation of coal, including the license for the refinery and production of coal as well as the transportation and sale of coal; Andhika will use its' expert abilities and efforts to obtain these additional licenses from the Government in order to facilitate the development, implementation, and success of the Project; and

Whereas both Parties agree to use their best efforts to complete the sale and acquisition of the Property (hereinafter referred to as the "Transaction"), which includes the rights to the government licenses for the exploration and exploitation of coal on the Property. The Parties also agree to jointly cooperate to successfully obtain any other government licenses which will be necessary; and

Whereas the Coal Mining Property (hereinafter referred to as the "Property") is located in the coal mining district of East Kalimantan, Indonesia and, potentially, has substantial deposits of coal and other natural resources. The property encompasses a combined total of approximately 109,900 hectares of land. A geographical description of the Property is provided in Exhibit I which is attached to this Agreement. The Property is located in a coal mineralization zone and, through official filings and monetary payments made to the DGGM (which includes both filing and annual fees as well as seriousness bonds), Andhika has secured the rights to the Property and is in the process of obtaining the government licenses for the general survey and exploration of coal on the Property as well as the CoWs to exploit coal on the Property. These documents are shown in Exhibit II which is attached to this Agreement.

DESCRIPTION OF THE PROPERTY:  109,900 HECTARES

The Property consists of approximately 109,900 hectares of land. For this block of property, Andhika has properly filed, paid for, and obtained the rights to this area. Andhika is also currently in the process of obtaining the CoWs to explore and exploit coal on the property. See Exhibit II.

For purposes of this Transaction, Mr. Adnan AS, a President Director of PT Andhika Mutiara Etam, has been granted the complete and/or official authorization, through a General Shareholder's Meeting (subject to provision in the Articles of Association), to sell 77.5% of Andhika's interest in the Property, including the complete transfer of the government rights (when obtained) to explore and exploit for coal on the Property. These Shareholder's Minutes are referenced in Exhibit III which is attached to this Agreement. Although Andhika will actively seek to obtain the government licenses for

                                                                          [SEAL]

the commercial exploitation of coal (including the licenses for the refinery production, transportation, and sale of coal), Andhika recognizes that these government licenses will also be transferred to Singkamas or to some third party which is appointed by Singkamas.

Andhika will use its' expert abilities and efforts for obtaining the government licenses from the DGGM. The purposes of obtaining all of the necessary licenses is to make it feasible for Singkamas to effectively and efficiently mine the Property and to make them into a world-class profitable operation.

Whereas Singkamas has the ability to provide and/or secure financing to acquire 77.5% interest in the Coal Mining Property and the related government licenses from Andhika as well as the ability to develop the Property into a world-class mining operation.

Now therefore, the Parties hereto agree as follows:


1.       COOPERATION

In accordance with the Government approvals which has already been granted to Andhika, the parties agree as follows:

1.1. To submit additional application(s), as necessary, to the DGGM for the licenses and/or CoWs for the exploration and exploitation of coal on the Property.

1.2.     To complete the acquisition of the Property.

1.3.     To support, develop, and complete the mining operations.

2.       EXCLUSIVITY

Except as otherwise provided for in this Agreement, the Parties warrant that they shall cooperate solely and exclusively with each other in connection with this Coal Mining Project and that none of them shall enter into any agreement with any other firm or group of firms with respect to any matter related to this Project without the prior written consent of the other Party and to keep this information strictly confidential. Further, Andhika will grant Singkamas a first rights of refusal with respect to any coal mining property which it may control, influence the sale of, or be able to recommend to Singkamas.

The Parties also warrant that such exclusivity will be respected by those persons or firms which they may exercise control or with their affiliate in any manner.

                                                                          [SEAL]

3.       SPONSORSHIP

Andhika shall act as the main sponsor of this Project. In this regard, Andhika has the complete and proper approvals (which are subject to legal verification) to transfer 77.5% interest in the Property, which includes the full and complete rights to any Government Licenses which Andhika will receive for the exploration and exploitation of coal on the Property. All geological and other significant information will be made available to the parties on a continual basis. Furthermore, Andhika will obtain any other necessary and appropriate government licenses associated with the refinery and production of coal as well as the transportation and sale of coal. Similarly, these licenses will also be transferred to Singkamas or its' designee.


4.       INITIAL RESPONSIBILITIES

The Parties agree that their responsibilities shall be as follows;

4.1 Andhika will secure the proper approvals to sell its' rights to the Property as well as its' rights to the Government Licenses.

         Andhika will assist with the development of the Project in conjunction with the Parties as needed. In particular, Andhika will take all steps necessary or deemed advisable by Singkamas to secure the CoW for the exploitation of coal on the Property. Andhika has reviewed preliminary geological surveys on the Property and will provide all of this information as well as all future information to the Parties on a continual basis. Andhika will give Singkamas first priority/option for any future coal mining opportunities for acquisition and/or for working together in seeking other coal mining projects. In particular, Andhika must give first priority to Singkamas to acquire any additional property which are contiguous with the current property. In those instances where these contiguous property and/or other property region are owned and/or controlled by friends, families, and/or directors of other local PT. Companies which are associated with Andhika, Andhika must give priority to Singkamas to acquire such property, if available.

4.2 Singkamas will be responsible to provide and/or secure financing for the Project, provide world-class technologies and management/exploration teams and, if necessary, a strategic operator(s) to develop the Property Singkamas will jointly assist the Project with Andhika.

4.3 Singkamas may appoint a qualified Indonesian party to accept the transfer of CoW and may at any time at its discretion cause or permit such party to transfer such property and licenses to any third party based on prevailing regulations and subject to Anugrah's continuing rights under the Agreement being respected by such transferee.

                                                                          [SEAL]

5.       TRANSFER OF LICENSES

5.1 Andhika will transfer 77.5% interest of coal minerals on the Property. Furthermore, Andhika's principals and/or affiliates will not complete with Singkamas.

5.2      Payment For:

         (a) Andhika agrees to sell 77.5% if its interest in the Property as well as its' full and complete rights to the Government Approvals to such qualified party as indicated by Singkamas that may be appointed for the price of US One Million Dollars (US$1,000,000).

         (b) All payments hereunder shall be subject to continual fulfillment by Andhika of its obligations under this Agreement.

5.3      Payment Conditions:

         (a) Singkamas agrees to make a down payment of US$200,000 after the signing of this Agreement. This payment, however, is subject to legal verification that the title to the Property is acceptable and without encumbrances and that the government license issued to Andhika is current and valid. Such payment will be made to Andhika once the test results from the initial investigation/exploration activity are completed and any other legal verifications, which may be required in respect of title to the Property and validity of government licenses, is finalized.

         (b) The final payment of US1,500,000 will be immediately paid to Andhika upon the coal mines being put into the production stage and are generating positive revenues. For this to occur, however, Andhika must first secure the complete and proper CoW.

                  Andhika recognize that once it secures CoW for the benefit of the Parties and, moreover, the benefit of the Project, Andhika will transfer the full and complete rights of CoW to Singkamas or the entity appointed by Singkamas.

5.4      Profit Sharing

         The Parties hereby agree that the Profit Sharing from the net profit (total revenue minus all expenses including taxes) to the project shall be as follows:

                                                                          [SEAL]

         Singkamas                          77.5%
         Andhika                            22.5%

5.5      Reimbursement of Expenses

         Singkamas agrees to relinquish to or reimburse Andhika for the funds which Andhika expended towards the Seriousness Bond which it paid to the DGGM for blocking the property. These funds amount to a total of Rp. 1,198,000,000.-. Receipts for these expenses are referred in
         Exhibit IV. Terms and Conditions for the reimbursement of these expenses are to be determined by the Parties.

5.6      Exploration Program

         (a) Singkamas agrees to begin the Exploration Program on the Property by February 1997 or sooner.

         (b) Singkamas will dig numerous test pits as part of the exploration program.

         (c) Shallow drilling to the depth of 50-60 meters will also be carried out over time second 90-day period.

         (d) Deep drilling to depth of 200 meters will also be carried out over the second 90-day period.

         (e) Singkamas agrees to finance the Exploration Program for the development and implementation of the Coal Mine Project. In this regard, Singkamas agrees to spend a minimum of US$100,000 in year 1, US$100,000 in Year 2; and US$100,000 in Year 3. Accounting record for these expenditures will be kept by Singkamas.


6.       JURISDICTION

6.1      (a)      Any dispute or controversies which may arise out of this
                  Agreement shall be amicably settled by the Parties, but in failure thereof, such disputes or controversies shall be referred to the arbitration of the Rules of Badan Arbitrasi
                  Nasional Indonesia (BANI). The arbitration panel shall consist of three (3) arbitrators, one (1) chosen by the complainant, one (1) chosen by the respondent and a Chairman chosen by the arbitrators named by the complainant and the respondent.

         (b) The Parties expressly agree that (1) the arbitration shall decide the matter as expeditiously as possible, however, no time limits shall be

                                                                          [SEAL]

         imposed, (ii) Section 631 of the R.V. (Reglement opde Rechtsvordering) shall apply, and that accordingly the arbitrators shall only reach their decision by applying strict rules of law to the facts and shall not purport to resolve any dispute exaequo et bono, (iii) the arbitration shall be conducted the English language, in Jakarta, Indonesia, or such other place or places in Indonesia, as the parties to the arbitration may agree, (vi) the Party in whose favor the arbitral award is rendered shall be entitled to recover costs and expenses of the arbitration including but not limited to the cost and expense of administration of the arbitration proceedings, and (v) the arbitral award shall be issued in Indonesia.

         (c) The Parties expressly agree to waive section 641 of the R.V. and any other applicable laws permitting appeal to courts of law or any other body so that accordingly there shall be no appeal to any court of law or any other body from the decision (or any interim decision) of the arbitrators and neither party shall dispute nor question such decision before any judicial authority in the Republic of Indonesia of elsewhere.

         (d) Pending the submission to arbitration and thereafter until the arbitration tribunal issues its decision, each Party shall, expect in the event of expiration, termination or failure by the other Party to obey or comply with a specific order or decision of the arbitration tribunal, continue to perform all of its obligations under this Agreement without prejudice to a final adjustment in accordance with the said award.

6.2 This Agreement as to its' interpretation and application shall be governed by the Laws of Indonesia.

6.3 The Parties hereby expressly agree to waive the provision of Article 1266 of the Indonesian Civil Code with respect to the need for a court pronouncement to terminate this Agreement.

7.       TERM OF VALIDITY

7.1 This agreement shall be in effect as of January 7th, 1997, and shall be valid until the purposes and objectives of the Project have been fulfilled.

7.2 If for any reasons the transfer of the Property is not approved by the Government Authorities within six (6) months after the date of this Agreement, Singkamas shall have the option to terminate this Agreement with no further liability hereunder.

                                                                          [SEAL]

8.       OTHER MATTERS

Other matters not stipulated in this Agreement shall be further discussed and decided later on through mutual discussion between the Parties on the basis of this Agreement.

In Witness Whereof, the Parties agree that this Agreement is legal and binding and have caused their duly authorized representatives to execute this Agreement on the year and the first above stated.




PT. ANDHIKA MUTIARA LESTARI                 SINGKAMAS AGUNG LTD.



By /s/                                      By /s/
Name   :  Adnan AS                          Name    :  William Chan
Title  :  President Director                Title   :  President Director

Number : 20.191/1997/Leg.

-Seen for the signing of the signatures of:
-Mr. ADNAN ALAMSYAH SULAIMAN, Indonesian---
Citizen, private person, residing in ------
Samarinda, Jalan Rawa Indah B3/No.9, Rt. 52,
Rw. 08, holder of Identity Card Number: ----
03.1002/2714/00931/1995, temporarily being-
in Jakarta;--------------------------------

-Mr. WILLIE CHAN HUA BENG, Singapore Citizen, private person, holder of Passport Number:
S 1852289-F, temporarily being in Jakarta,- both are known to me, BUNTARIO TIGRIS------
DARMAWA,NG.SH.CN. by virtue of decision----
Letter from the Minister of Justice of the-
Republic of Indonesia dated on the thirteenth day of April one thousand nine hundred and-ninety five (13-4-1995) number : C-59.HT.
03.07-Th.1995, substitute of RACHMAT SANTOSO,
SH. Notary in Jakarta.----------------------

                  Jakarta, 7th January 1997
                  Substitute Notary in Jakarta

                  [SEAL]
                  /s/
                  (BUNTARIO TIGRIS DARMAWA, NG.SH.CN.)

                                LIST OF EXHIBITS

                  EXHIBIT I               DESCRIPTION OF THE PROPERTY

                  EXHIBIT II              GOVERNMENT FILINGS

                  EXHIBIT III             SHAREHOLDER'S MINUTES

                  EXHIBIT IV              RECEIPTS

                                    EXHIBIT I

                           DESCRIPTION OF THE PROPERTY

                                      [MAP]

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]





                                                                          [SEAL]

Lampiran I :               Keputusan Direktur Jenderal Pertambangan Umum
                           Nomor            :
                           Tanggal          :

LAMPIRAN DAFTAR KOORDINAT

Nama Perusahaan                             : PT. ANDHIKA MUTIARA LESTARI
Lokasi
  Propinsi                                  : KALIMANTAN TIMUR
  Kabupaten                                 : KUTAI
  Kecamatan                                 : SANGKULIRANG
  Kode Wilayah                              : AP0585
Luas                                        : 109.900 Ha


      ==============================================================
      No.       Garis Bujur (BT)            Garis Lintang
      Ti-    -------------------------------------------------------
      tik      o       '       "         o       '      "      LU/LS
      --------------------------------------------------------------
        1     117     48      0.0        1      22     0.0      LU
        2     117     56      0.0        1      22     0.0      LU
        3     117     56      0.0        1      24     0.0      LU
        4     118     14      0.0        1      24     0.0      LU
        5     118     14      0.0        1       3     0.0      LU
        6     118      3      0.0        1       5     0.0      LU
        7     118      3      0.0        1      17     0.0      LU
        8     117     48      0.0        1      17     0.0      LU
      ==============================================================

                                             Direktur Jenderal Pertambangan Umum

                                                           Kuntoro Mangkusubroto

                                   EXHIBIT II

                               GOVERNMENT FILINGS

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]





[LOGO]                                                               [SEAL]
                                                                     10 Mei 1996

Nomor   :         1976/29/M.DJP/1996
Sifat   :
Lampiran:
Perihal :         Persetujuan Prinsip Aplikasi Kontrak Karya
                  Batubara Atas Nama PT Andhika Mutiara
                  Lestari

Yang terhormat
Direksi PT Andhika Mutiara Lestari
Komplek Pinang Babaris Blok A No. 47-48
Samarinda, Kalimantan Timur

         Menunjuk Surat permohonan Saudara tanggal 27 Maret 1996 dan memperhatikan surat Direktur Jenderal Pertambangan Umum nomor 938/29/DJP/1996 tanggal 19 April 1996 perihal permohonan persetujuan prinsip aplikasi Kontrak Karya Batubara (KKB), dengan ini kami beritahukan bahwa pada prinsipnya kami dapat menyetujui aplikasi PT Andhika Mutiara Lestari untuk mengusahakan bahan galian batubara di Kecamatan Sangkuliran, Kabupaten Kutai, Propinsi Kalimantan Timur seluas 109.900 ha, sesuai dengan pencadangan wilayah dari Unit Pelayana Informasi dan Pencadangan Wilayah Pertambangan (UPIPWP) Direktorat Jenderal Pertambangan Umum tanggal 25 Maret 1996.

         Selama pemrosesan permohonan KKB tersebut, Saudara dapt segera mempelajari draf KKB dan melakukan perundingan dengan Tim Perunding Batubara. Apabila dikehendaki Saudara dapat meneliti wilayah yang dimohon sebelum KKB ditandatangani. Untuk itu Saudara dapat mengajukan permohonan Surat Izin Penyelidikan Pendahuluan (SIPP) berdasarkan Keputusan Menteri Pertambangan dan Energi nomor 2202.K/201/M.PE/1994 tanggal 18 November 1994.

         Kami tekankan lagi bahwa kerusakan lingkungan yang diakibatkan oleh kegiatan penambang, adalah tanggung jawab penambang yang bersangkutan.

         Atas perhatian Saudara, kami ucapkan terima kasih.

                                               Menteri Pertambangan dan Energi

                                               [SEAL]
                                               /s/
                                               I.B. Sudjana
Tembusan:

1.       Bapak Menteri Negara Penggerak Dana Investasi/Ketua BKPM

2.       Sekretaris Jenderal Departemen Pertambangan dan Energi

3.       Direktur Jenderal Pertambangan Umum

4.       Gubernur Kepala Daerah Tingkat I Propinsi Kalimantan Timur

5.       Direktur Utama PT Tambang Batubara Bukit Asam (Persero)

6.       Direktur Batubara, Ditjen Pertambangan Umum

7.       Direktur Teknik Pertambangan Umum, Ditjen Pertambangan Umum

8.       Kepala Kanwil Dep. Pertambangan dan Energi Prop. Kalimantan Timur

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]





                                                                          [SEAL]

                             T A N D A  T E R I M A
                              Nomor: 188/SDPH/1996


A.       Permohonan (aplikasi) dari      :        PT. Andhika Mutiara Lestari

         Tanggal                         :        27 Maret 1996

         Alamat                          :        Komp. Pinang Babaris Blok A
                                                  Nomor 47-48
                                                  Samarinda Kaltim
                                                  Telp. 0541-41974

         Diterima hari/tanggal/Jam       :        Rabu  /27 Maret 1996/15.00

         Perihal                         :        Permohonan Kontrak Karya
                                                  Batubara di daerah
                                                  Propinsi Kalimantan Timur
                                                  Kabupaten Kutai
                                                  Luas 109.900 Ha
                                                  Kode Wilayah : AP 0585

B.       Lampiran - lampiran  :

         1.       Peta wilayah (asli) dari Unit Pelayanan Informasi dan
                  Pencadangan Wilayah Pertambangan (UPIPWP)..............: ada
         2.       Tanda Bukti penyetoran jaminan kesungguhan dari Bank
                  yang ditunjuk..........................................: ada
         3.       Tanda terima SPT tahun terakhir........................: ada
         4.       Laporan Keuangan 3 (tiga) tahun terakhir yang telah
                  diaudit oleh Akuntan Publik:
                  - Perusahaan Asing.....................................: ---
                  - Perusahaan Indonesia (Perusahaan Pendukung)..........: ada
         5.       Kesepakatan bersama (MOU) jika pemohon diajukan lebih
                  dari 2 pemohon.........................................: ---
         6.       Laporan tahunan perusahaan.............................: ada

Permohonan tersebut telah dilampiri persyaratan sesuai ketentuan yang berlaku untuk diteruskan ke Direktur Batubara.

                                 Jakarta, 27 Maret  1996

                                 Kepala Bagian Perundang-Undangan

                                 [SEAL]

                                 /s/
                                 Yusmid AP, SH.
                                 NIP. 100002520

Tembusan:

- Unit Pelayanan Informasi Pencadangan Wilayah Pertambangan (UPIPWP)

                                                                          [SEAL]

                                [ILLEGIBLE COPY]

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]





                                                          [SEAL]
Nomor                      :
Lampiran                   :
Hal                        :  Penyetoran uang Jaminan Kesungguhan

Yang terhormat
PT. Andhika Mutiara Lestari
Komp. Pinang Babaris Blok A/47-
48 Samarinda Kaltim

         Berdasarkan Edaran kami No.02/E/80/DJP/1996 tanggal 16 Januari 1996 yang merupakan penyempurnaan dari Edaran No.01/E/80/DJP/1996 tanggal 8 Januari 1996, maka dalam rangka memenuhi persyaratan pengajuan permohonan Kontrak Karya Batubara*, kepada Saudara diminta menyetorkan/transfer uang sebesar Rp 1.198.000.000 (Satu millar seratus sembilan puluh delapan Juta Rupiah) atau AS
$...........................................) pada rekening Direktur
Jenderal Pertambangan Umum No.700.087.06025.2.01.5 (untuk rupiah) atau Nomor 3081.411.0180.4 (untuk dollar Amerika Serikat) pada PT. Bank Dagang Negara (Persero) Cabang Jakarta Wisma Baja Jalan Jenderal Gatot Subroto Kav. 54 Jakarta 12950 dan didepositokan atas nama Direktur Jenderal Pertambangan Umum qq perusahaan Saudara.

         Bukti penyetoran/transfer tersebut dilampirkan pada Daftar Isian Permohonan Kontrak Karya Batubara yang Saudara ajukan.

         Apabila sampai dengan tanggal 29 Maret 1996, Saudara tidak melaksanakan penyetoran/transfer dimaksud, maka wilayah yang telah dicadangkan dinyatakan bebas dan terbuka kembali untuk umum.

         Demikian untuk Saudara laksanakan.

                        DIREKTUR JENDERAL PERTAMBANGAN UMUM
                        SEKRETARIS DIREKTORAT JENDERAL PERTAMBANGAN UMUM,

                        [SEAL]
                        /s/
                        NASRI YUNUS ANIS, SH
                        NIP. 100001656

Tembusan:

1.       Kepala Bagian Perundang-undangan, SDJPU

2.       Direksi PT. Bank Dagang Negara (Persero) Cabang Jakarta Wisma Baja.

                                   EXHIBIT III

                              SHAREHOLDER'S MINUTES

[LOGO]

                                                                          [SEAL]

                     MINUTES OF GENERAL MEETING OF FOUNDERS
                                       OF
                           PT ANDHIKA MUTIARA LESTARI

         On this day fifteenth December one thousand nine hundred ninety six (15-12-1996), a General Meeting of Founders ("Meeting") of PT. ANDIKA MUTIARA LESTARI ("the Company") was held at Plaza Exim, 24th Floor, Jl.Jendral Gatot Soebroto Kav.36-38, Jakarta 12910.

         The Company was established by Deed No. 47 dated 20 Oktober 1995 made by Haji Hardjo Gunawan,SH,Notary in Samarinda, such deed has not been approved yet by the Minister of Justice of the Republic of Indonesia (here in after reforted to as the "Articles of Association")

Present in this Meeting:

1.       Adnan Alamsyah Sulaiman, as the holder of 700 shares of the Company;

2.       Sulaiman, as the holder of 700 shares of the Company;

3.       Sri Aslinda Sulaiman, as the holder of 700 shares of the Company;

4.       Drs. Ardiansyah Sulaiman, as the holder of 700 shares of the Company;

5.       Anwar Heriansyan Sulaiman, as the holder of 525 shares of the Company;

That in this Meeting there were represented 3500 shares, which represent all of the subscribed and issued shares in the Company so that based on Article 20 of Article of Association of the Company, this meeting is duly convened and has the power to make valid decision with respect to all matters which are to be discussed even though there was no written call of the Meeting.

         The Chairman further explained to the Meeting that the agenda of the Meeting is the transfer of the property and interest of the Company in Kontrak Karya Batu Bara KW APB042 (KKB) and any government licenses with regard to such KP to Singkamas Agung Ltd. or any other party appointed by Singkamas Agung Ltd.

         In respect to the above mentioned Agenda, the Chairman after giving a complete explanation, subsequently proposed to the Meeting and the Meeting after due discussion, unanimously voted to approve and therefore decides to declare the transfer of the property and interest in Kontrak Karya Batu Bara KW AP0585 and any government licenses with regard to such KKB to Singkamas Agung Ltd. or any other party appointed by Singkamas Agung Ltd. was approved by founders of the Company.

[LOGO]
                                                                          [SEAL]

         The meeting hereby authorizes the Board of Directors of the Company with the right of substitution, to appear before a Notary to state the resolutions resolved hereunder in notarial deed and to appear wherever necessary, to give information, to make, to cause to be made and signed, all necessary letters/documents, and further to perform all actions deemed proper and useful for the completion of the above mentioned matters.

         Since no other matters to be discussed in this Meeting is closed by the Chairman at 16.00 West Indonesian Time.


Chairman                            Shareholders


/s/                                 /s/
-----------------------             ------------------------
Adnan Alamsyah Sulaiman             Sulaiman


Shareholders                        Shareholders


/s/                                 /s/
-----------------------             ------------------------
Sri Aslinda Sulaiman                Drs. Ardiansyah Sulaiman




Shareholders


/s/
-------------------------
Anwar Heriansyah Sulaiman

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]





[LOGO]
                                                                          [SEAL]

                                                       Samarinda, 7 Januari 1997

Yang bertandatangan dibawah ini:

         N a m a                    :  ADNAN AS

         Alamat                     :  Jl. Rawa Indah B-3/No.9 Samarinda

         Jabatan                    :  Pendiri PT. ANDHIKA MUTIARA LESTARI

         Dengan ini menyetakan bahwa, Bapak Abdullah Juffrie telah meninggal dunia. Pendiri PT. ANDHIKA MUTIARA LESTARI menyatakan sepenuhnya ahli waris dari Bapak Abdullah Jueffrie telah setuju secara penuh dilaksanakan pengalihan Kontark Karya Batu Bara, kode wilayah : AP0585 milik Pt. ANDHIKA MUTIARA LESTARI kepada Singkamas Agung Ltd. atau pihak lain yang ditunjuk oleh Singkamas Ltd.

                                            Pendiri PT. ANDHIKA MUTIARA LESTARI




/s/                                  /s/
-----------------------              ------------------------
Adnan Alamsyah Sulaiman              Sulaiman




/s/                                  /s/
-----------------------              ------------------------
Sri Aslinda Sulaiman                 Drs. Ardiansyah Sulaiman






/s/
-------------------------
Anwar Heriansyah Sulaiman

                                   EXHIBIT IV

                                    RECEIPTS

                                                                          [SEAL]
                                [ILLEGIBLE COPY]

   [TRANSLATION NOT CURRENTLY AVAILABLE, BUT WILL BE PROVIDED BY AMENDMENT.]





                                                            [SEAL]
Nomor                      :
Lampiran                   :
Hal                        :  Penyetoran uang Jaminan Kesungguhan

Yang terhormat
PT. Andhika Mutiara Lestari
Komp. Pinang Babaris Blok A/47-
48 Samarinda Kaltim

         Berdasarkan Edaran kami No.02/E/80/DJP/1996 tanggal 16 Januari 1996 yang merupakan penyempurnaan dari Edaran No.01/E/80/DJP/1996 tanggal 8 Januari 1996, maka dalam rangka memenuhi persyaratan pengajuan permohonan Kontrak Karya Batubara*, kepada Saudara diminta menyetorkan/transfer uang sebesar Rp 1.198.000.000 (Satu millar seratus sembilan puluh delapan Juta Rupiah) atau AS
$..........................
 ....................................................) pada rekening
Direktur Jenderal Pertambangan Umum No.700.087.06025.2.01.5 (untuk rupiah) atau Nomor 3081.411.0180.4 (untuk dollar Amerika Serikat) pada PT. Bank Dagang Negara (Persero) Cabang Jakarta Wisma Baja Jalan Jenderal Gatot Subroto Kav. 54 Jakarta 12950 dan didepositokan atas nama Direktur Jenderal Pertambangan Umum qq perusahaan Saudara.

         Bukti penyetoran/transfer tersebut dilampirkan pada Daftar Isian Permohonan Kontrak Karya Batubara yang Saudara ajukan.

         Apabila sampai dengan tanggal 29 Maret 1996, Saudara tidak melaksanakan penyetoran/transfer dimaksud, maka wilayah yang telah dicadangkan dinyatakan bebas dan terbuka kembali untuk umum.

         Demikian untuk Saudara laksanakan.

                      DIREKTUR JENDERAL PERTAMBANGAN UMUM
                      SEKRETARIS DIREKTORAT JENDERAL PERTAMBANGAN UMUM,

                      [SEAL]
                      /s/
                      NASRI YUNUS ANIS, SH
                      NIP. 100001656

Tembusan:

1.       Kepala Bagian Perundang-undangan, SDJPU

2.       Direksi PT. Bank Dagang Negara (Persero) Cabang Jakarta Wisma
         Baja.